UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CYTOSORBENTS CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CytoSorbents Corporation

305 College Road East

Princeton, NJ 08540

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of shares of common stock, each having a par value of $0.001 per share (“Common Stock”), of CytoSorbents Corporation (“CytoSorbents” or the “Company”) will be held virtually on Thursday, June 6, 2024 at 10:00 a.m. Eastern Time (the “Annual Meeting”).

Virtual Annual Meeting

The Company’s Board of Directors (the “Board”) has determined to hold a virtual annual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost. We believe this is the right choice for the Company at this time, as it enables engagement with our stockholders, regardless of size, resources, or physical location. We are committed to ensuring that our stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the Annual Meeting online and vote your shares electronically during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CTSO2024. To participate in the virtual Annual Meeting, you will need the 16-digit control number included on your “Notice Regarding Internet Availability of Proxy Materials (the “Notice”)” proxy card or voting instruction form. The Annual Meeting webcast will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at approximately 9:00 a.m. Eastern Time, and you should allow ample time for the check-in procedures. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. A phone number where you can obtain technical assistance will be made available on the day of the Annual Meeting.

Items of Business

At the Annual Meeting, you will be asked to consider and take action with respect to the following:

1.	To elect five directors, who shall each serve for a term of one year;

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K;

3.	To approve an amendment (the “Plan Amendment”) to the Amended and Restated CytoSorbents Corporation 2014 Long-term Incentive Plan (the “Plan”);

4.	To ratify the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2024; and

5.	To conduct such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only holders of Common Stock of record at the close of business on April 12, 2024 are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors recommends that you vote as follows on the matters to be presented at the Annual Meeting:

1.	FOR the election of the five nominees to the Board, each for a one-year term.

2.	FOR the vote to approve the compensation of the Company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K, on advisory basis.

3.	FOR the approval of the Plan Amendment.

4.	FOR the ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Similar to last year, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to provide access to these materials in a faster and more efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or around April 19, 2024, we began mailing the Notice to all stockholders of record as of April 12, 2024, and posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Your choice for ongoing delivery will remain in effect unless you change it.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2024

OUR PROXY STATEMENT AND ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER
31, 2023 ARE AVAILABLE FREE OF CHARGE AT WWW.PROXYVOTE.COM.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.
WHETHER OR NOT YOU EXPECT TO ATTEND VIRTUALLY, PLEASE PROMPTLY VOTE
YOUR PROXY BY ACCESSING THE INTERNET SITE AND FOLLOWING THE INSTRUCTIONS
ON THE PROXY CARD OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS
AND MARKING, DATING, SIGNING AND RETURNING THE PROXY CARD.

By Order of the Board of Directors,

/s/ Kathleen P. Bloch
Kathleen P. Bloch, CPA, MBA
Chief Financial Officer and Secretary

Princeton, New Jersey

Dated: April 19, 2024

CytoSorbents Corporation

305 College Road East

Princeton, New Jersey 08540

PROXY STATEMENT

2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 6, 2024

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of CytoSorbents Corporation (“CytoSorbents” or the “Company”) to be used at the Annual Meeting of the holders of shares of common stock, par value $0.001 per share (“Common Stock”), of CytoSorbents, to be held on June 6, 2024 and at any adjournment or postponement thereof (the “Annual Meeting”). The time and place of the Annual Meeting are stated in the Notice Regarding Internet Availability of Proxy Materials and the Notice of Annual Meeting of Stockholders (the “Notice”) that accompanies this proxy statement.

Similar to last year, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to provide access to these materials in a faster and more efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about April 19, 2024, we began mailing the Notice to all stockholders of record as of April 12, 2024 (the “Record Date”) and posted our proxy materials on the website referenced therein (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to therein or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Your choice for ongoing delivery will remain in effect unless you change it.

A single Notice or single copy of proxy materials may be sent to two or more stockholders sharing the same address. See the disclosures under “Householding of Annual Meeting Materials” below for more information.

Questions and Answers About the Annual Meeting

Why are you holding a virtual meeting?

The Board has determined to hold a virtual annual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost. We believe this is the right choice for the Company at this time, as it enables engagement with our stockholders, regardless of size, resources, or physical location. We are committed to ensuring that our stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

Why am I being provided with these materials?

We are providing this proxy statement (the “Proxy Statement”) to you in connection with the solicitation by our Board of proxies to be voted at our Annual Meeting to be held on June 6, 2024 and at any postponements or adjournments of thereof. We have either (i) delivered to you a Notice and made this Proxy Statement and our annual report to stockholders for the year ended December 31, 2023 (together, the “Proxy Materials”) available to you on the Internet or (ii) delivered printed versions of these Proxy Materials, including a proxy card, to you by mail.

How do I attend the Annual Meeting?

You can access the Annual Meeting at www.virtualshareholdermeeting.com/CTSO2024. You must enter the 16-digit control number found on your Notice, proxy card or voting instruction form. The Annual Meeting webcast will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at approximately 9:00 a.m. Eastern Time, and you should allow ample time for the check-in procedures.

What if I need technical assistance during the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. A phone number where you can obtain technical assistance will be made available on the day of the Annual Meeting.

Who may vote at the meeting?

Holders of Common Stock of record at the close of business on April 12, 2024 are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

What is the quorum requirement for the meeting?

A majority of our outstanding shares of Common Stock entitled to vote as of the Record Date must be present at the Annual Meeting in order for us to hold the meeting and conduct business. This is called a quorum. Your shares will be counted as present at the meeting if you:

•	are present and entitled to vote at the Annual Meeting;

•	properly submitted a proxy card or voter instruction card in advance of or at the Annual Meeting; or

•	do not provide your broker with instructions on how to vote, but the broker submits the proxy nonetheless (a broker non-vote).

If you are present virtually or by proxy at the meeting, but abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. The proposals listed in this Proxy Statement identify the votes needed to approve or ratify the proposed actions.

How many votes do I have?

You have one vote for each share of our Common Stock that you owned as of the Record Date for each matter presented at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name

If, as of the Record Date, your shares were registered directly in your name with the transfer agent for our Common Stock, Equiniti Trust Company, LLC (“EQ”), then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting online, we urge you to fill out and return the proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, as of the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting online. However, since you are not the stockholder of record, you may not vote your shares during the Annual Meeting unless you request and obtain a valid proxy card from your broker or other agent.

How do I give voting instructions if I am a beneficial owner?

If you are a beneficial owner of shares of Common Stock as of the Record Date, that is, you own your shares through a bank or broker, you should receive from your bank or broker a voting instruction form that outlines the methods by which you can vote your shares. A number of banks and brokers have arranged for beneficial owners to vote their shares via the Internet or telephone and will provide voting instructions on the voting instruction form. If your bank or broker uses Broadridge Financial Solutions, you may vote your shares via the Internet at www.proxyvote.com or by phone by calling the telephone number shown on the voting instruction form received from your broker or bank. If you do not give instructions to your bank or broker, it may vote your shares with respect to “routine” matters but will not be permitted to vote your shares with respect to “non-routine” matters. When a bank or broker has not received instructions from the beneficial owners or persons entitled to vote and the bank or broker cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter. We believe the proposal with regard to the ratification of the appointment of our independent auditors named in this Proxy Statement in considered “routine” and thus broker-non-votes are not applicable to such proposal. The remaining proposals are “non-routine” and thus, broker non-votes will not affect the outcome of the voting on such proposals.

It is therefore important that you provide instructions to your bank or broker if your shares are beneficially held by a bank or broker so that your votes with respect to election of directors, advisory vote to approve executive compensation, and any other matters treated as non-routine, are counted.

What proposals will be voted on at the meeting?

The proposals to be voted on at the meeting are as follows:

1.	To elect five directors, who shall each serve for a term of one year;

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K;

3.	To approve an amendment (the “Plan Amendment”) to the Amended and Restated CytoSorbents Corporation 2014 Long-term Incentive Plan (the “Plan”);

4.	To ratify the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2024; and

5.	To conduct such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

How may I vote my shares personally at the meeting?

If your shares are registered directly in your name with our transfer agent, EQ, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote during the meeting at www.virtualshareholdermeeting.com/CTSO2024 using your unique control number that was included in your Notice, proxy card or voting instruction form. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting via the Internet. Because a beneficial owner is not the stockholder of record, you may not vote these shares at the meeting unless you obtain a “legal proxy” from your broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting.

How can I vote my shares without attending the meeting?

Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the meeting. If your shares are held by a broker, trustee or other nominee, they should send your instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by proxy in any one of the following ways:

•	Via the Internet by accessing the proxy materials on the secure website https://www.proxyvote.com and following the voting instructions on that website;

•	Via telephone by calling toll free 1-800-690-6903 and following the recorded instructions; or

•	Via mail, by marking, signing and dating the enclosed proxy card and returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 p.m. Eastern Time on June 5, 2024. Of course, you can always attend the meeting virtually and vote your shares. If you submit or return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board.

How can I change my vote?

You can revoke your proxy or voting instructions at any time before it is exercised at the Annual Meeting by:

•	delivering to any of the persons named as proxies on the proxy card, or addressed to and received by the Secretary, an instrument revoking the proxy;

•	voting via the Internet or telephone during the Annual Meeting; or

•	executing a later dated proxy which is exercised at the Annual Meeting.

Participation in the Annual Meeting will not, by itself, revoke a proxy. If you are a beneficial owner and hold your shares in street name, you will need to contact your bank, broker, or other nominee to determine how to revoke your voting instructions.

Who will count the vote?

Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes as the Inspector of Election (the “Inspector”). If you are a stockholder of record, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker returns one proxy card to Broadridge on behalf of all its clients.

Where can I find the voting results of the meeting?

We expect to announce the preliminary voting results at the Annual Meeting. We will publish the finalized results in a Form 8-K filed with the SEC within four (4) business days of the Annual Meeting.

VOTING RIGHTS

Only stockholders as of the close of business on the Record Date f are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 54,306,415 shares of Common Stock issued and outstanding and no other outstanding classes of voting securities. Each holder of our Common Stock is entitled to one vote per share on each matter presented at the Annual Meeting.

A majority of the votes cast by stockholders entitled to vote for the election of directors is required to elect the directors. Cumulative voting for the election of directors is not permitted. The affirmative vote of a majority of the shares present, virtually or represented by proxy and entitled to vote on the matter is required to approve, on an advisory basis, the compensation of the Company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K. The affirmative vote of a majority of the shares present, virtually or represented by proxy and entitled to vote on the matter is required to approve the Plan Amendment; and to approve the ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Shares of Common Stock represented by valid proxy cards, completed, duly signed, dated, returned to the Company and not revoked, as well as shares that are properly voted via the Internet, as explained below, will be voted at the Annual Meeting as directed on the proxy. You may also vote your shares by telephone by calling 1-800-690-6903 and following the instructions on the proxy card.

The presence of the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote, virtually or represented by duly executed proxies, at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As long as one of the matters to be voted upon at the Annual Meeting is deemed to be a “routine” matter, proxies reflecting broker non-votes (if any) will be counted towards the quorum requirement.

In the election of directors, stockholders may vote “FOR”, “AGAINST”, or “ABSTAIN” with regard to the nominees for election. Shares that are represented by valid proxy cards or that are properly voted via the Internet or telephone and that are marked “ABSTAIN” with regard to election of the nominees for director will be deemed present at the Annual Meeting for purposes of determining a quorum and will have the same effect as a vote “AGAINST” election of such nominee. If no vote is specified on the proxy and in the absence of directions to the contrary, the shares will be voted “FOR” the election of the nominees for director named in this Proxy Statement.

Stockholders may vote “FOR”, “AGAINST”, or “ABSTAIN” with regard to the approval, on an advisory basis, the compensation of the Company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K. Shares that are represented by valid proxy cards or that are properly voted via the Internet or telephone and that are marked “ABSTAIN” with regard to this proposal will be deemed present at the Annual Meeting for purposes of determining a quorum and will have the same effect as a vote “AGAINST” this proposal. If no vote is specified on the proxy and in the absence of directions to the contrary, the shares will be voted “FOR” this proposal.

Stockholders may vote “FOR”, “AGAINST”, or “ABSTAIN” with regard to the approval of the Plan Amendment. Shares that are represented by valid proxy cards or that are properly voted via the Internet or telephone and that are marked “ABSTAIN” with regard to this proposal will be deemed present at the Annual Meeting for purposes of determining a quorum and will have the same effect as a vote “AGAINST” this proposal. If no vote is specified on the proxy and in the absence of directions to the contrary, the shares will be voted “FOR” this proposal.

Stockholders may vote “FOR”, “AGAINST”, or “ABSTAIN” with regard to the ratification of the appointment of our independent auditors named in this Proxy Statement. Shares that are represented by valid proxy cards or that are properly voted via the Internet or telephone and that are marked “ABSTAIN” with regard to the ratification of the appointment of the independent auditors will be deemed present at the Annual Meeting for purposes of determining a quorum and will have the same effect as a vote “AGAINST” this proposal. If no vote is specified on the proxy and in the absence of directions to the contrary, the shares will be voted “FOR” the ratification of the appointment of our independent auditors.

Stockholders may vote their shares via the Internet by following the instructions included in the Notice by accessing the Internet at www.proxyvote.com and following the instructions contained on that website. In addition, the law of the State of Delaware, under which CytoSorbents is incorporated, permits electronic voting, provided that each proxy submitted by a stockholder via the Internet or telephone contains or is submitted with information from which it can be determined that such proxy was authorized by the stockholder. Submitting a proxy via the Internet or telephone will not affect your right to vote should you decide to virtually attend the Annual Meeting. If you vote your shares via the Internet or telephone, you are responsible for any Internet access or telephone charges that you may incur.

If you are a stockholder of record, that is, you are listed as a holder of Common Stock in the Company’s books and records as of the close of business on April 12, 2024, you may vote your shares via the Internet at www.proxyvote.com rather than by returning the proxy card that accompanies this Proxy Statement. Once you access that website, in order to vote your shares, you will be required to provide the login control number contained on your proxy card. After providing this information, you will be prompted to complete an electronic proxy card. Your votes will be indicated on your computer screen and you will be prompted to submit or revise your electronic proxy card as desired.

If you are a beneficial owner of shares of Common Stock as of the close of business on April 12, 2024, that is, you own your shares through a bank or broker, you should receive from your bank or broker a voting instruction form that outlines the methods by which you can vote your shares. A number of banks and brokers have arranged for beneficial owners to vote their shares via the Internet or telephone and will provide voting instructions on the voting instruction form. If your bank or broker uses Broadridge Financial Solutions, you may vote your shares via the Internet at www.proxyvote.com or by phone by calling the telephone number shown on the voting instruction form received from your broker or bank. If you do not give instructions to your bank or broker, it may vote your shares with respect to “routine” matters but will not be permitted to vote your shares with respect to “non-routine” matters. When a bank or broker has not received instructions from the beneficial owners or persons entitled to vote and the bank or broker cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter. We believe the proposal with regard to the ratification of the appointment of our independent auditors named in this Proxy Statement in considered “routine” and thus broker-non-votes are not applicable to such proposal. The remaining proposals are “non-routine” and thus, broker non-votes will not affect the outcome of the voting on such proposals. We strongly encourage you to submit your voting instructions and exercise your right to vote as a stockholder.

If you request a printed copy of the proxy materials by mail, mark, date, sign, and return the enclosed proxy card to Broadridge Representatives of Broadridge Financial Solutions, Inc., and our inspectors of election will tabulate and certify the votes.

A postage prepaid envelope addressed to Broadridge Financial Solutions, Inc. will be provided with requested printed proxy materials.

The Board does not know of any other business to be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment or postponement thereof, the proxies will be voted on such matters in the discretion of the proxy holders. The Delaware General Corporation Law provides that, unless otherwise provided in the proxy and unless the proxy is coupled with an interest, a stockholder may revoke a proxy previously given at any time prior to its exercise at the Annual Meeting. A stockholder who has voted shares by returning a proxy card or by delivering a proxy via the Internet or by phone may revoke it at any time before it is exercised at the Annual Meeting by:

•	delivering to any of the persons named as proxies on the proxy card, or addressed to and received by the Secretary, an instrument revoking the proxy;

•	voting via the Internet or telephone during the Annual Meeting; or

•	executing a later dated proxy which is exercised at the Annual Meeting.

Participation in the Annual Meeting will not, by itself, revoke a proxy. If you are a beneficial owner and hold your shares in street name, you will need to contact your bank, broker, or other nominee to determine how to revoke your voting instructions. We plan to announce preliminary voting results at the Annual Meeting and will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four (4) business days after the Annual Meeting.

The expense of soliciting proxy cards, including the costs of preparing, assembling and mailing the Notice, Proxy Statement, annual report and proxy card, will be borne by us.. We will also reimburse banks, brokers, or other institutions for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them. In addition to the use of the mail, proxies may be solicited by the Company’s directors and employees by telephone, facsimile, other electronic means of communication, or in person, and no additional compensation will be paid to such individuals. We may also elect to engage outside professionals to assist us in the distribution and solicitation of proxies at a fee to be borne by us.

PROPOSALS TO BE VOTED UPON BY STOCKHOLDERS

The following describes each of the three proposals to be voted upon by stockholders at our Annual Meeting:

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Our bylaws provide that our Board shall consist of not less than three members. Each director serves for a one-year term, with each director being elected at each annual meeting of stockholders. Five directors are currently serving on the Board. The directorships expiring this year are currently filled by Phillip P. Chan, Edward R. Jones, Michael G. Bator, Alan D. Sobel and Jiny Kim. Following the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated each of our current directors for election at the Annual Meeting. If each of the directors is reelected, the total number of directors comprising our Board will remain at five directors effective immediately following the Annual Meeting. If elected, each director’s term will expire in 2025. Our Board is authorized to increase or decrease the total number of directors within the limitations prescribed by our bylaws.

The nominees for election at this Annual Meeting have informed us that they are willing to serve for the term to which they are nominated, if elected. If any nominee should become unavailable for election or is unable to serve as a director, the shares represented by proxies voted in favor of that nominee will be voted for any substitute nominee that may be named by the Board.

Set forth in the table and paragraphs below is certain information about the nominees for election as directors, including each nominee’s age and length of service as a director of the Company, principal occupation and business experience for at least the past five years and the names of other publicly held companies on whose boards the director serves or has served in the past five years. There are no family relationships among any of our directors, nominees for director and executive officers, and there are no arrangements or understandings between a director and any other person pursuant to which such person was selected as a director or nominee.

Name	Age	Director Since	Position(s) with CytoSorbents
Phillip P. Chan, MD, PhD	53	2008	Director and Chief Executive Officer
Michael G. Bator	60	2015	Director and Chairman of the Board
Edward R. Jones, MD, MBA	75	2007	Director
Alan D. Sobel, CPA	63	2014	Director
Jiny Kim, MBA	47	2022	Director

Director Experience, Qualifications, Attributes and Skills

We believe that the backgrounds and qualifications of our directors and director nominees, considered as a group, provide a broad mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Our Nominating and Corporate Governance Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees. However, our Nominating and Corporate Governance Committee values diversity on our Board and considers the diversity of the professional experience, education and skills, as well as diversity of origin, in identifying director nominees. Our Board is composed of a diverse group of leaders in their respective fields. Many of the current directors have leadership experience at major domestic and international companies with operations inside and outside the United States, as well as experience serving on other companies’ boards, which provides an understanding of different business processes, challenges and strategies facing boards and other companies. Collectively, our directors have experience as chief executive officers, presidents, or general partners of medical-device companies, physician or other professional organizations, and investment companies which brings unique perspectives to the Board. Furthermore, our directors also have other experience that makes them valuable members, such as prior experience with financing transactions or mergers and acquisitions that provides insight into issues faced by companies.

The following highlights the specific experience, qualification, attributes, and skills of our individual Board members that have led our Nominating and Corporate Governance Committee to conclude that these individuals should serve on our Board:

Phillip P. Chan, MD, PhD became a director of CytoSorbents in 2008, and from January 2009 to April 2020 served as our President and Chief Executive Officer. With Mr. Capponi’s promotion to President in April 2020, Dr. Chan continues to serve as Chief Executive Officer. Prior to joining CytoSorbents, Dr. Chan led healthcare and life science investments for the NJTC Venture Fund from 2003 to 2008, most recently as a Partner. Dr. Chan is a co-founder and Vice Chairman of the Board of Directors of Medality Medical, Inc., fka Andrew Technologies, a medical device company that has received U.S. Food and Drug Administration (FDA) 510(k) clearance of its HydraSolve® lipoplasty system and is now in human clinical studies using the system to remove visceral mesenteric fat as a potential surgical treatment of Type 2 diabetes. He is an Internal Medicine physician with a strong background in clinical medicine and research. Dr. Chan received his MD and PhD from the Yale University School of Medicine, completed his Internal Medicine residency at the Beth Israel Deaconess Medical Center at Harvard Medical School and received his Board certification. He also holds a BS in cell and molecular biology from Cornell University.

Michael G. Bator, MBA has been a director of CytoSorbents since July 2015. Mr. Bator is a founder and partner of Quartz Advisory Group, LLC, a capital markets investment bank. From April 2015 to December 2016, Mr. Bator was the Chief Financial Officer of Trek Therapeutics, a development stage pharmaceutical company. From January 2001 until February 2015, Mr. Bator held several positions with Jennison Associates, a United States mutual and pension fund management company, where he was most recently Managing Director, Healthcare Research. Prior to that time, he worked in management consulting with Cambridge Pharma Consultancy, Lexington Strategy, and The Boston Consulting Group. Since March 2015, Mr. Bator has served on the board of directors of 3DBio Corporation, a private company focused on bioprinted cartilage implants used in reconstructive and orthopedic surgery. Since 2018, Mr. Bator has served as a Director and Founder of Florence-Health, an online nursing portal. Mr. Bator received his MBA in Finance from Wharton Business School at the University of Pennsylvania, and his BA from Princeton University.

Edward R. Jones, MD, MBA has been a director of the Company since April 2007. Dr. Jones retired from the clinic practice of nephrology in January 2020. Dr. Jones has been an attending physician at Albert Einstein Medical Center and Chestnut Hill Hospital as well as Clinical Professor of Medicine at Temple University Hospital since 1985. Dr. Jones has published or contributed to the -publishing of 30 chapters, articles, and abstracts on the subject of treating kidney-related illnesses. He has been a member of the Renal Physicians Association, the Philadelphia County Medical Society for 17 years, and is a past board member of the National Kidney Foundation of the Delaware Valley. From March 2009 to March 2011, Dr. Jones is past-President of, and past Counselor at, the Renal Physicians Association. Dr. Jones is past Chairman of Kidney Care Partners, and he is past President of Delaware Valley Nephrology and Hypertension Associates. He retired from that practice on June 30, 2018. Dr. Jones graduated from the Medical University of South Carolina and completed his Internal Medicine residency at Temple University Hospital (TUH). He later served as Chief Medical Resident at Temple University Hospital. He was a fellow in the Renal and Electrolyte Section of the University of Pennsylvania after which he joined the faculty of Temple where he ran the renal physiology laboratory while teaching and providing patient care. Dr. Jones received his MBA in healthcare management from St. Joseph’s University in Philadelphia.

Alan D. Sobel, CPA has been a director of CytoSorbents since 2014. Mr. Sobel is the Managing Principal of New Jersey Offices of CLA (CliftonLarsonAllen, LLP). Previously, since 1996, Mr. Sobel has served as the Managing Member of Sobel & Co., LLC, a full-service accounting, auditing, taxation, and business consulting firm. He has provided corporate advisory and consulting services, including mergers and acquisitions, for clients in the real estate, manufacturing, pharmaceutical, and distribution businesses, among others. Mr. Sobel is a Certified Public Accountant and has served in various leadership roles including President of the New Jersey Society of Certified Public Accountants and Chairman of the Audit Committee of the New Jersey Society of Certified Public Accountants. Mr. Sobel received his BS in accounting from Bentley College and his MS in taxation from Fairleigh Dickenson University.

Jiny Kim, MBA is currently a Senior Vice President at Solta Medical at Bausch Health. Previously, Ms. Kim was the Vice President at Zimmer Biomet, where she served as the general manager of the Smart Implants portfolio and was responsible for leading the end-to-end program and product management for Zimmer Biomet’s Smart Implants technology in the orthopedic field. Prior to Zimmer Biomet, Ms. Kim served as Vice President, Global Strategic Marketing and Chief of Staff for the General Manager, Neuromodulation and Depression at LivaNova from 2020 to 2021. Prior to LivaNova, from 2011 to 2020, Ms. Kim served in increasing roles of responsibility at Ethicon, Johnson & Johnson Medical Devices in U.S. Sales and Marketing, Business Development (Licensing and Acquisition), and Strategic Global Marketing.  Ms. Kim received her MBA at the MIT Sloan School of Management, and she received a dual degree from the University of Pennsylvania with a B.S. in Economics from The Wharton School and a B.A. in Political Science from The College of Arts and Sciences.

Vote Required

Each nominee for director will be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. Accordingly, the receipt of a majority of the votes cast by stockholders entitled to vote in the election of directors is required for the election of the nominees listed above as directors of CytoSorbents. Cumulative voting for the election of directors is not permitted.

Recommendation

The Board recommends that stockholders vote “FOR” the election of the five nominees to the Board each for a one-year term.

PROPOSAL NO. 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Board is submitting a “say on pay” proposal for stockholder consideration. While the vote on executive compensation is nonbinding and solely advisory in nature, the Board and the Compensation Committee value the opinion of our stockholders and will review and consider the voting results. We currently intend to hold future advisory votes on executive compensation once each year, and the next “say on pay” vote is expected to occur at the annual meeting of our stockholders in 2025.

Our executive officers are compensated based upon performance, and in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and our Company’s and our stockholders’ interests. We believe our compensation program is strongly aligned with the long-term interests of our Company and our stockholders. Compensation of our executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead our Company successfully in a competitive environment.

The compensation of our named executive officers is described more fully on pages 35 through 40 of this Proxy Statement.

We are asking stockholders to vote on the following resolution:

“RESOLVED, that the stockholders of CytoSorbents Corporation approve, on an advisory basis, the compensation paid to its named executive officers, disclosed pursuant to Item 402 of Regulation S-K in the Company’s definitive proxy statement for the 2024 Annual Meeting.”

As indicated above, the stockholder vote on this resolution will not be binding on our Company, the Board or the Compensation Committee and will not be construed as overruling or determining any decision by us, by the Board or by the Compensation Committee. The vote will not be construed to create or imply any change to our fiduciary duties or those of the Board or the Compensation Committee, or to create or imply any additional fiduciary duties for our Company or the Board or the Compensation Committee.

Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.

Vote Required

The affirmative vote of a majority of the shares present, virtually or represented by proxy and entitled to vote on the matter is required to approve, on an advisory basis, the compensation of the Company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K.

Recommendation

The Board of Directors unanimously recommends stockholders vote, on an advisory basis, “FOR” the approval of the compensation of our named executive officers, disclosed pursuant to Item 402 of Regulation S-K.

PROPOSAL NO. 3 – AMENDMENT TO THE AMENDED AND RESTATED CYTOSORBENTS
CORPORATION 2014 LONG-TERM INCENTIVE PLAN

We believe that equity ownership by our executive officers and key employees encourages them to create long-term value and aligns their interests with those of our stockholders. Under our long-term incentive compensation program, we have granted time-based and merit-based stock option and restricted stock unit awards to our executive officers and other key employees under the Amended and Restated CytoSorbents Corporation 2014 Long-Term Incentive Plan, as amended and restated effective April 12, 2019 (the “Plan”).

Our Board and stockholders previously adopted and approved the Plan, which expires upon the earliest of February 28, 2029, the date on which all shares available for issuance under the Plan have been issued as vested shares, or the termination of all outstanding awards in connection with a Corporate Transaction (as defined in the Plan). As of April 12, 2024, 13,400,000 shares have either been issued or are currently subject to outstanding awards, and approximately 210,000 shares remain available for grants under the Plan (excluding shares that may return to the Plan due to awards that expire or terminate).

We are asking our stockholders to approve the amendment of the Plan in the form of Appendix A attached hereto (the “Plan Amendment”), that increases the number of shares to be reserved and authorized for issuance under the Plan by 7,500,000 shares to 20,900,000 shares of our Common Stock. The increase in the number of shares is intended to meet the equity compensation needs of the Company over multiple years.

The Board has adopted the Plan Amendment, subject to stockholder approval. Absent such approval, the Plan Amendment will not become effective. No other changes to the Plan are proposed or recommended pursuant to this Proposal No. 3. This summary is not intended to be complete and is qualified in its entirety by the full text of the Plan Amendment, which is attached to this Proxy Statement as Appendix A.

Purposes of the Proposal

The Board has concluded that the adoption of the Plan Amendment is necessary to maintain the availability of equity incentive awards for the Company’s and its subsidiaries’ employees and other individuals who perform services for the Company and its subsidiaries. We believe that equity compensation is an essential element of our compensation package and that equity awards align employees’ and directors’ interests with those of our stockholders.

Without an appropriate reserve of shares to grant competitive equity-based incentives, we would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain, and motivate the talent critical to our future successes. These cash replacement alternatives could, among other things, reduce the cash available for investment in growth and development and cause a loss of motivation by employees to achieve superior performance over a longer period of time. Equity-based incentives, by contrast, directly align a portion of the compensation of our service providers with the economic interests of our stockholders.

Our Board recommends a vote for approval of the Plan Amendment because it will allow us to continue to use equity-based incentives and promote the goals of our compensation strategy without which it may be difficult to retain and attract highly qualified employees. The Plan Amendment will only become effective upon approval by our stockholders.

The Compensation Committee believes that long term incentives are important in supporting the key objectives of the Company’s compensation program which is aimed at incentivizing through equity growth rather than cash incentives. Currently the shares available for issuance and number of awards outstanding as a percentage of the Common Stock outstanding as of April 12, 2024 is 24.7%. If this proposal is approved by our stockholders, the potential dilution to stockholders would increase by 13.8% to 38.5%. The proposed increase of 7,500,000 shares available for issuance under the Plan following the date on which the Plan Amendment becomes effective represents approximately 13.8% of our outstanding Common Stock as of April 12, 2024.

Key Features Designed to Protect Stockholders’ Interests

The Plan’s design reflects our commitment to strong corporate governance and the desire to preserve stockholder value as demonstrated by the following features:

•	Independent Administrator. The Compensation Committee of our Board will generally be the administrator of the Plan. Administrative powers may be delegated to officers and other employees, but all determinations regarding awards to our executive officers must be made by the Compensation Committee, and all determinations regarding awards to our non-employee directors must be made by the Board.

•	No Evergreen Feature. The Plan does not contain an “evergreen” provision that automatically increases the number of shares authorized for issuance under the Plan.

•	Repricing Prohibited. The Plan requires that stockholder approval be obtained for any repricing, exchange or buyout of underwater options or stock appreciation rights.

•	Reloading Prohibited. The Plan prohibits granting stock options with replenishment features.

•	No Discount Awards; Maximum Term Specified. Stock options and stock appreciation rights must have an exercise price or base price no less than the closing price of our Common Stock on the date the award is granted and a term no longer than ten years.

•	Per-Participant Limits on Awards. The Plan limits the size of awards that may be granted during any one year to any one participant.

•	No Liberal Definition of Change in Control. The Plan’s definition of a change-in-control transaction provides that any award benefits triggered by such a transaction are contingent upon the actual consummation of the transaction, not merely its approval by our Board or stockholders.

•	No Transfers for Value. Participants are not permitted to transfer awards for value under the Plan.

Dilution Analysis

The table below shows our potential dilution (referred to as "overhang") levels based on our Common Stock outstanding as of April 12, 2024, the new shares requested for issuance under the Plan Amendment and our total equity awards outstanding as of April 12, 2024. The Board believes that the number of shares requested under the Plan Amendment represents a reasonable amount of potential equity dilution and will allow us to continue granting equity awards.

Potential Overhang with 7,500,000 Requested Shares
Stock Options Outstanding as of April 12, 2024	12,879,960
Weighted Average Exercise Price of Stock Options Outstanding as of April 12, 2024	$3.60
Weighted Average Remaining Term of Stock Options Outstanding as of April 12, 2024	7.6 years
Full Value Awards Outstanding as of April 12, 2024	783,505
Total Equity Awards Outstanding as of April 12, 2024	13,663,465
Shares Available for Grant under the Plan as of April 12, 2024	209,775
Shares Requested for the Plan	7,500,000
Total Potential Overhang under the Plan	4,641,279
Shares of Common Stock Outstanding as of April 12, 2024	54,306,415
Fully Diluted Shares	67,969,880
Potential Dilution of 7,500,000 Shares as a Percentage of Fully Diluted Shares	11.0%

Summary of the Plan

The following summary describes the most significant features of the Plan. This summary is not intended to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Appendix B to this Proxy Statement. As of the date of this Proxy Statement, four non-employee directors and approximately 175 employees are eligible to participate in the Plan.

Eligibility and Participation

The administrator selects the individuals who will participate in the Plan. Eligibility to participate is open to officers, directors and employees of, and other individuals who provide bona fide services to or for, us or any of our subsidiaries. The Compensation Committee may also select as participants prospective officers, employees and service providers who have accepted an offer of employment or another service relationship from us or one of our subsidiaries. Any awards granted to such a prospect before the individual’s start date may not become vested or exercisable, and no shares may be issued to such individual, before the date the individual first commences performance of services with us.

Administration

The Compensation Committee of our Board is generally the administrator of the Plan. At any time the Board may serve as the administrator in lieu of or in addition to the Compensation Committee. Except as provided otherwise under the Plan, the administrator has plenary authority to grant awards pursuant to the terms of the Plan to eligible individuals, determine the types of awards and the number of shares covered by the awards, establish the terms and conditions for awards and take all other actions necessary or desirable to carry out the purpose and intent of the Plan.

The Compensation Committee or Board may delegate to the officers and employees of the Company limited authority to perform administrative actions under the Plan to assist in its administration to the extent permitted by applicable law and stock exchange rules. With respect to any award to which Section 16 of the Exchange Act applies, the administrator shall consist of either our Board or the Compensation Committee. Any member of the administrator who does not meet the foregoing requirements shall abstain from any decision regarding an award and shall not be considered a member of the administrator to the extent required to comply with Rule 16b-3 of the Exchange Act.

Shares Available Under the Plan as amended by the Plan Amendment

The shares of our Common Stock issuable pursuant to awards under the Plan will be shares authorized for issuance under our Certificate of Incorporation, as amended and restated, but unissued. If the Plan Amendment is approved, the number of shares of our Common Stock issuable pursuant to awards granted under the Plan as amended by the Plan Amendment (“Share Pool”) will be equal to 20,900,000.

Adjustments to Share Pool. Following the date on which the Plan Amendment becomes effective, the Share Pool will be adjusted as follows:

•	The Share Pool will be reduced by one share for each share of our Common Stock made subject to an award granted under the Plan;

•	The Share Pool will be increased by the number of unissued shares of our Common Stock underlying or used as a reference measure for any award or portion of an award granted under the Plan or any prior stock incentive plan of the Company that is cancelled, forfeited, expired, terminated unearned or settled in cash, in any such case without the issuance of shares, and by the number of shares of our Common Stock used as a reference measure for any award granted under the Plan that are not issued upon settlement of such award;

•	The Share Pool will be increased by the number of shares of our Common Stock that are forfeited back to us after issuance due to a failure to meet an award contingency or condition with respect to any award or portion of an award granted under the Plan;

•	The Share Pool will be increased by the number of shares of our Common Stock withheld by or surrendered (either actually or through attestation) to us in payment of the exercise price of any award granted under the Plan; and

•	The Share Pool will be increased by the number of shares of our Common Stock withheld by or surrendered (either actually or through attestation) to us in payment of the statutory minimum tax withholding obligation that arises in connection with any award granted under the Plan.

In the event of a merger, consolidation, stock rights offering, statutory share exchange or similar event affecting the Company or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of the Company, our Board will adjust the Share Pool proportionately to reflect the transaction or event. Similar adjustments will be made to the award limitations described below and to the terms of outstanding awards.

Types of Awards

The Plan enables the grant of stock options, stock appreciation rights, stock awards, stock unit awards, performance shares, cash-based performance units and other stock-based awards, each of which may be granted separately or in tandem with other awards.

Stock Options and Stock Appreciation Rights. Stock options represent a right to purchase a specified number of shares of our Common Stock from us at a specified price during a specified period of time. Stock options may be granted in the form of incentive stock options, which are intended to qualify for favorable treatment for the recipient under U.S. federal tax law, or as nonqualified stock options, which do not qualify for this favorable tax treatment. Only employees of the Company or its subsidiaries may receive tax-qualified incentive stock options within the United States. The administrator may establish sub-plans under the Plan through which to grant stock options that qualify for preferred tax treatment for recipients in jurisdictions outside the United States. Stock appreciation rights represent the right to receive an amount in cash, shares of our Common Stock or both equal to the fair market value of the shares subject to the award on the date of exercise minus the exercise price of the award. All stock options and stock appreciation rights must have a term of no longer than ten years’ duration. Stock options and stock appreciation rights generally must have an exercise price equal to or above the fair market value of our shares of Common Stock on the date of grant except as provided under applicable law or with respect to stock options and stock appreciation rights that are granted in substitution of similar types of awards of a company acquired by us or an affiliate or with which we or our affiliate combine (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, or otherwise) to preserve the intrinsic value of such awards. As of April 12, 2024, the fair market value of a share of our Common Stock was $0.87 as reported on the NASDAQ Capital Market.

Prohibition on Reload Options. The administrator is prohibited from granting stock options under the Plan that contain a reload or replenishment feature. A reload or replenishment feature means that if an option holder delivers shares of our Common Stock to us in payment of the exercise price or any tax withholding obligation upon exercise of an outstanding stock option, we grant to that option holder a new at-the-market option for the number of shares that he or she delivered.

Prohibition on Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of stock options and stock appreciation rights granted under the Plan may not be amended, after the date of grant, to reduce the exercise price of such stock options or stock appreciation rights, nor may outstanding stock options or stock appreciation rights be canceled in exchange for (i) cash, (ii) stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original outstanding stock options or stock appreciation rights, or (iii) other awards, unless such action is approved by our stockholders.

Restricted Stock. Awards of restricted stock are actual shares of our Common Stock that are issued to a participant, but that are subject to forfeiture if the participant does not remain employed by us for a certain period of time and/or if certain performance goals are not met. Except for these restrictions and any others imposed by the administrator, the participant will generally have all of the rights of a stockholder with respect to the restricted stock, including the right to vote the restricted stock, but will not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of restricted stock before the risk of forfeiture lapses.

Dividends declared payable on shares of restricted stock that are granted subject to risk of forfeiture conditioned solely on continued service over a period of time will be paid either at the dividend payment date or deferred for payment to such later date as determined by the administrator, and may be paid in cash or as unrestricted shares of our Common Stock or may be reinvested in additional shares of restricted stock. Dividends declared payable on shares of restricted stock that are granted subject to risk of forfeiture conditioned on satisfaction of performance goals will be held by us and made subject to forfeiture at least until the applicable performance goal related to such shares of restricted stock has been satisfied.

Restricted Stock Units. An award of restricted stock units represents a contractual obligation of the Company to deliver a number of shares of our Common Stock, an amount in cash equal to the fair market value of the specified number of shares subject to the award, or a combination of shares and cash. Until shares of our Common Stock are issued to the participant in settlement of stock units, the participant shall not have any rights of a stockholder of the Company with respect to the stock units or the shares issuable thereunder. Vesting of restricted stock units may be subject to performance goals, the continued service of the participant or both. The administrator may provide that dividend equivalents will be paid or credited with respect to restricted stock units, but such dividend equivalents will be held by us and made subject to forfeiture at least until any applicable performance goal related to such restricted stock units has been satisfied.

Performance Shares and Performance Units. An award of performance shares, as that term is used in the Plan, refers to shares of our Common Stock or stock units that are expressed in terms of our Common Stock, the issuance, vesting, lapse of restrictions or payment of which is contingent on performance as measured against predetermined objectives over a specified performance period. An award of performance units, as that term is used in the Plan, refers to dollar-denominated units valued by reference to designated criteria established by the administrator, other than our Common Stock, whose issuance, vesting, lapse of restrictions or payment is contingent on performance as measured against predetermined objectives over a specified performance period. The applicable award agreement will specify whether performance shares and performance units will be settled or paid in cash or shares of our Common Stock or a combination of both, or will reserve to the administrator or the participant the right to make that determination prior to or at the payment or settlement date.

The administrator will, prior to or at the time of grant, condition the grant, vesting or payment of, or lapse of restrictions on, an award of performance shares or performance units upon (A) the attainment of performance goals during a performance period or (B) the attainment of performance goals and the continued service of the participant. The length of the performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be conclusively determined by the administrator in the exercise of its absolute discretion. Performance goals may include minimum, maximum and target levels of performance, with the size of the award or payout of performance shares or performance units or the vesting or lapse of restrictions with respect thereto based on the level attained. An award of performance shares or performance units will be settled as and when the award vests or at a later time specified in the award agreement or in accordance with an election of the participant, if the administrator so permits, that meets the requirements of Section 409A of the Internal Revenue Code of 1986 (the “Code”).

Performance goals may be applied on a per share or absolute basis and relative to one or more performance metrics, or any combination thereof, and may be measured pursuant to U.S. generally accepted accounting principles (“GAAP”), non-GAAP or other objective standards in a manner consistent with our or our subsidiary’s established accounting policies, all as the administrator determines at the time the performance goals for a performance period are established. For this purpose, performance metrics mean criteria established by the administrator relating to any of the following, as it may apply to individual, one or more business units, divisions, or affiliates, or on a company-wide basis, and in absolute terms, relative to a base period, or relative to the performance of one or more comparable companies, peer groups, or an index covering multiple companies:

•	Earnings or Profitability Metrics: any derivative of investment advisory revenue; mutual fund servicing revenue; earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margins; operating margins; expense levels or ratios; provided that any of the foregoing metrics may be adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments or investment losses, early extinguishment of debt or stock-based compensation expense;

•	Return Metrics: any derivative of return on investment, assets, equity or capital (total or invested);

•	Investment Metrics: relative risk-adjusted investment performance; investment performance of assets under management;

•	Cash Flow Metrics: any derivative of operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

•	Liquidity Metrics: any derivative of debt leverage (including debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios);

•	Stock Price and Equity Metrics: any derivative of return on stockholders’ equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes); and/or

•	Strategic Metrics: Metrics including, but not limited to, product research and development; completion of an identified special project; clinical trials; regulatory filings or approvals; patent application or issuance; manufacturing or process development; sales or net sales; market share; market penetration; economic value added; customer service; customer satisfaction; inventory control; control; balance of cash, cash equivalents and marketable securities; growth in assets; key hires; employee satisfaction; employee retention; business expansion; acquisitions, divestitures, joint ventures; capital or fund raising to support operations; government grants; license arrangements; collaboration or customer agreements or arrangements; legal compliance or safety and risk reduction; or such other measures as determined by the Administrator consistent with these performance measures.

Other Stock-Based Awards. The administrator may from time to time grant to eligible individuals awards in the form of our Common Stock or any other award that is valued in whole or in part by reference to, or is otherwise based upon, shares of our Common Stock, including without limitation dividend equivalents and convertible debentures (“Other Stock-Based Awards”). Other Stock-Based Awards in the form of dividend equivalents may be (A) awarded on a free-standing basis or in connection with another award other than a stock option or stock appreciation right, (B) paid currently or credited to an account for the participant, including the reinvestment of such credited amounts in Common Stock equivalents, to be paid on a deferred basis, and (C) settled in cash or our Common Stock as determined by the administrator; provided, however, that dividend equivalents payable on Other Stock-Based Awards that are granted as a performance award shall, rather than be paid on a current basis, be accrued and made subject to forfeiture at least until the applicable performance goal related to such Other Stock-Based Awards has been satisfied. Any such settlements, and any such crediting of dividend equivalents, may be subject to such conditions, restrictions and contingencies as the administrator may establish.

Award Limitations

The following limitations on awards are imposed under the Plan as amended by the Plan Amendment.

•	ISO Award Limit. No more than 20,900,000 shares of our Common Stock, may be issued in connection with awards granted under the Plan, as amended by the Plan Amendment, that are intended to qualify as incentive stock options under Section 422 of the Code.

Individual Limits:

•	Appreciation Awards. The maximum number of shares of our Common Stock that may be made subject to awards granted under the Plan during a calendar year to any one person in the form of stock options or stock appreciation rights is, in the aggregate, 500,000 shares.

•	Stock-Based Performance Awards. The maximum number of shares of our Common Stock that may be made subject to awards granted under the Plan during a calendar year to any one person in the form of performance shares is, in the aggregate, 250,000 shares. If such performance shares will be settled in cash, the maximum cash amount payable thereunder is the amount equal to the number of performance shares to be settled in cash multiplied by the closing price of the shares, as determined as of the payment date.

•	Cash-Based Performance Units. In connection with awards granted under the Plan during a calendar year to any one person in the form of cash-based performance units, the maximum cash amount payable under such performance units is $500,000.

•	Adjustments to Limits during Initial Year of Service. Each of the individual limits set forth above (as required by Section 162(m) of the Code) are multiplied by two when applied to awards granted to any individual during the calendar year in which such individual first commences service with us.

•	Adjustments for Multi-year Performance Periods. The individual limits set forth above for stock-based performance awards are multiplied by the number of calendar years over which the applicable performance period spans (in whole or in part), if the performance period is longer than twelve (12) months’ duration.

Adjustments to Awards for Corporate Transactions and Other Events

Mandatory Adjustments. In the event of a merger, consolidation, stock rights offering, statutory share exchange or similar event affecting us (a “Corporate Event”) or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of the Company, the administrator will make such equitable and appropriate substitutions or proportionate adjustments to:

•	the aggregate number and kind of shares of Common Stock or other securities on which awards under the Plan may be granted to eligible individuals;

•	the maximum number of shares of Common Stock or other securities with respect to which awards may be granted during any one calendar year to any individual;

•	the maximum number of shares of Common Stock or other securities that may be issued with respect to incentive stock options granted under the Plan;

•	the number of shares of Common Stock or other securities covered by each outstanding award and the exercise price, base price or other price per share, if any, and other relevant terms of each outstanding award; and

•	all other numerical limitations relating to awards, whether contained in the Plan or in award agreements.

Discretionary Adjustments. In addition to the adjustments specified above, in the case of Corporate Events, the administrator may make such other adjustments to outstanding awards as it determines to be appropriate and desirable, which adjustments may include, without limitation, (i) the cancellation of outstanding awards in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such awards, (ii) the substitution of securities or other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares of Common Stock subject to outstanding awards, and (iii) the substitution of equivalent awards, as determined in the sole discretion of the administrator, of the surviving or successor entity or a parent thereof. The administrator may, in its discretion, adjust the performance goals applicable to any awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes.

Treatment of Awards upon Dissolution or Liquidation or a Change in Control

Dissolution or Liquidation. Unless the administrator determines otherwise, all awards outstanding under the Plan will terminate upon the dissolution or liquidation of the Company.

Continuation, Assumption, Substitution or Termination of Awards. If any transaction results in a Change in Control (as defined in the Plan) of the Company, outstanding awards under the Plan will terminate when such transaction becomes effective unless provision is made in connection with the transaction by the surviving or successor entity or a parent of such entity for outstanding awards to be continued or assumed or for equivalent awards to be substituted. In the event outstanding awards will terminate in this manner, (i) the outstanding awards that will terminate upon the effective time of the Change in Control transaction will, immediately before the effective time of the Change in Control, become fully exercisable, be considered to be earned and payable in full, any deferral or other restriction thereon will lapse, and any restriction period thereon will terminate, (ii) the holders of stock options, stock appreciation rights and other awards granted under the Plan that are exchangeable for or convertible into our Common Stock will be permitted, immediately before the Change in Control becomes effective, to exercise or convert all portions of such awards, and (iii) the administrator may make any of the discretionary adjustments described above with respect to any or all awards granted under the Plan. Implementation of the provisions of the immediately foregoing sentence will be conditioned upon consummation of the Change in Control, not merely the approval of the transaction by our Board or stockholders.

Under the terms of the Plan, a Change in Control is generally defined as (i) any acquisition by a person or entity of more than 35% of the total voting power of the Company’s stock, with certain exceptions, (ii) a contested change in the majority of the Board members within a twelve (12)-month period, (iii) acquisition by a person or entity over a twelve (12)-month period of assets from the Company that have a total gross fair market value equal to or more than 60% of the total gross fair market value of all of the Company immediately prior to such acquisitions, or (iv) a reorganization, merger, tender offer, share exchange, consolidation or other business combination, acquisition of the Company’s equity securities, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity, unless, in any such case, the holders of the outstanding voting stock of the Company immediately prior to such merger, reorganization or consolidation, hold more than 50% of the voting power of the surviving Company.

Amendment and Termination

Our Board or Compensation Committee may terminate, amend or modify the Plan or any portion of it at any time, subject to such restrictions on amendments and modifications as may apply under the Plan, applicable laws or listing rules. No such amendment may be made without the approval of our stockholders, however, to the extent such amendment would (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of shares of our Common Stock which may be issued under the Plan or to a participant, (iii) materially expand the eligibility for participation in the Plan, (iv) eliminate or modify the prohibition on repricing of stock options and stock appreciation rights, (v) lengthen the maximum term or lower the minimum exercise price or base price permitted for stock options and stock appreciation rights, or (vi) modify the limitation on the issuance of reload or replenishment options.

Compliance with Listing Rules

While shares are listed for trading on any stock exchange or market, our Board and the administrator agree that they will not make any amendments, issue any awards or take any action under the Plan unless such action complies with the relevant listing rules.

Material U.S. Federal Income Tax Consequences of the Plan

The following discussion is intended only as a general summary of the material U.S. federal income tax consequences of awards issued under the Plan, based upon the provisions of the Code as of the date of this Proxy Statement, for the purposes of stockholders considering how to vote on this proposal. It is not intended as tax guidance to participants in the Plan. This summary does not take into account certain circumstances that may change the income tax treatment of awards for individual participants, and it does not describe the state income tax consequences of any award or the taxation of awards in jurisdictions outside of the U.S.

Stock Options and Stock Appreciation Rights. The grant of a stock option or stock appreciation right generally has no income tax consequences for a participant or the Company at the time of grant. Likewise, the exercise of an incentive stock option generally does not have income tax consequences for a participant or the Company, except that it may result in an item of adjustment for alternative minimum tax purposes for the participant. A participant usually recognizes ordinary income upon the exercise of a nonqualified stock option or stock appreciation right equal to the fair market value of the shares or cash payable (without regard to income or employment tax withholding) minus the exercise price, if applicable. We should generally be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonqualified stock option or stock appreciation right.

If a participant holds the shares acquired under an incentive stock option for the time specified in the Code (at least two years measured from the grant date and one year measured from the exercise date), any gain or loss arising from a subsequent disposition of the shares will be taxed as long-term capital gain or loss. If the shares are disposed of before the holding period is satisfied, the participant will recognize ordinary income equal to the lesser of (1) the amount realized upon the disposition and (2) the fair market value of such shares on the date of exercise minus the exercise price paid for the shares. Any ordinary income recognized by the participant on the disqualifying disposition of the shares generally entitles us to a deduction for federal income tax purposes. Any disposition of shares acquired under a nonqualified stock option or a stock appreciation right will generally result only in capital gain or loss for the participant, which may be short- or long-term, depending upon the holding period for the shares.

Full Value Awards. Full Value Awards shall include, but are not limited to, stock awards, stock units, performance shares, performance units that are payable in Common Stock, and Other Stock Based Awards for which the Company transfers the full value of a share of Common Stock under the Award. Any cash and the fair market value of any shares of Common Stock received by a participant under a Full Value Award are generally includible in the participant’s ordinary income. In the case of restricted stock awards, this amount is includible in the participant’s income when the awards vest, unless the participant has filed an election with the Internal Revenue Service to include the fair market value of the restricted shares in income as of the date the award was granted. In the case of restricted stock units, performance shares and performance units, generally the value of any cash and the fair market value of any shares of Common Stock received by a participant are includible in income when the awards are paid. Any dividends or dividend equivalents paid on unvested Full Value Awards are also ordinary income for participants.

Deductibility of Compensation. Except as explained below, the Company generally is entitled to a deduction equal to the amount included in the ordinary income of participants and does not receive a deduction for amounts that are taxable to participants as capital gain. Section 162(m) of the Code disallows publicly held corporations to deduct compensation that is in excess of $1,000,000 paid to the corporation’s “covered employees” which generally includes its chief executive officer and to any of its three most highly compensated executive officers (other than the chief executive officer and the chief financial officer). We consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, we reserve the right, however, to grant awards under the Plan that may not entitle us to a tax deduction.

Impact of Section 409A. Section 409A of the Code applies to deferred compensation, which is generally defined as compensation earned currently, the payment of which is deferred to a later taxable year. Awards under the Plan are intended to be exempt from the requirements of Section 409A or to satisfy its requirements. An award that is subject to Section 409A and fails to satisfy its requirements will subject the holder of the award to immediate taxation, interest and an additional 20% tax on the vested amount underlying the award.

New Plan Benefits

The Compensation Committee will have full discretion to determine the number and amount of awards to be granted to employees and directors under the Plan, subject to the terms of the Plan Amendment.

The following table sets forth the number of stock options and restricted stock units granted to the individuals and groups listed below since the Plan’s inception on October 20, 2014 to April 12, 2024. These equity awards were awarded on a contingent basis. Pursuant to this contingent award structure, the awards will be subject to cash settlement unless prior to the settlement date, the Company has received prior shareholder approval of the Plan Amendment.

Name and Position	Number of Options		Number of Restricted Stock Units
Phillip P. Chan, MD, PhD	284,000		183,000
Vincent J. Capponi, MS	234,000		154,000
Kathleen P. Bloch, MBA, CPA	107,000		65,000
Efthymios Deliargyris, MD	204,000		116,000
All current executive officers, as a group	829,000	(1)	518,000	(4)
All current directors who are not executive officers, as a group	100,000	(2)	__
All current employees who are not executive officers, as a group	3,200,554	(3)	203,500	(5)

(1) On July 7, 2023, and on April 2, 2024, the Company granted executive officers stock options pursuant to the Company’s 2014 Long-Term Incentive Plan, which will vest over two- or three-year period, subject to the executive officer’s continued service with the Company as of the applicable vesting date. See “Compensation Discussion and Analysis — Equity Compensation” and approval of the Amended and Restated 2014 Long-Term Incentive Plan.

(2) On July 7, 2023, the Company granted the Board of Directors stock options pursuant to the Company’s 2014 Long-Term Incentive Plan, which shall vest in full on the first anniversary of the award date, subject to the reporting person’s continued service as of the applicable vesting date. See “Compensation Discussion and Analysis — Equity Compensation” and approval of the Amended and Restated 2014 Long-Term Incentive Plan.

(3) On July 7, 2023 and on April 2, 2024, the Company granted employees incentive stock options as annual equity awards and based on performance pursuant to the Company’s 2014 Long-Term Incentive Plan, which will vest in full on the first anniversary of the award date or which will vest over three or four years period from the date of award, subject to the reporting person’s continued service as of the applicable vesting date. See “Compensation Discussion and Analysis — Equity Compensation” and approval of the Amended and Restated 2014 Long-Term Incentive Plan.

(4) On July 7, 2023, and on April 2, 2024, the Company granted executive officers restricted stock units, which will vest over a two-year period from the date of award, subject to the reporting person’s continued service as of the applicable vesting date. See “Compensation Discussion and Analysis — Equity Compensation” and approval of the Amended and Restated 2014 Long-Term Incentive Plan.

(5) On July 7, 2023, and on April 2, 2024, the Company granted employees restricted stock units, which will vest over a two year period or upon a change in control, subject to the reporting person’s continued service as of the applicable vesting date. See “Compensation Discussion and Analysis — Equity Compensation” and approval of the Amended and Restated 2014 Long-Term Incentive Plan.

Vote Required

If a quorum is present, a majority of the votes cast for this proposal, whether in person or represented by proxy, is required for approval of the Plan Amendment.

Recommendation

The Board of Directors unanimously recommends stockholders vote “FOR” the approval of the amendment to the Amended and Restated CytoSorbents Corporation 2014 Long-term Incentive Plan.

PROPOSAL NO. 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed WithumSmith+Brown, PC as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2024, and has recommended to the Board that such appointment be submitted to our stockholders for ratification. WithumSmith+Brown, PC has served as our independent registered public accounting firm since 2005. Representatives from WithumSmith+Brown, PC are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from those attending the meeting.

Although stockholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the selection of WithumSmith+Brown, PC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, then our Audit Committee will reconsider whether or not to retain that firm.

Vote Required

The affirmative vote of a majority of the shares present, virtually or represented by proxy and entitled to vote on the matter is required to approve the ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Recommendation

The Board unanimously recommends that stockholders vote “FOR” the ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS

Based on information publicly filed or otherwise provided to us, the stockholders named in the following table are each beneficial owners of 5% or more of our Common Stock. Unless otherwise indicated, the information is as of April 12, 2024. For purposes of this table, and as used elsewhere in this Proxy Statement, the term “beneficial owner” means any person who, directly or indirectly, has or shares the power to vote, or to direct the voting of, shares of our Common Stock, the power to dispose, or to direct the disposition of, a security or has the right to acquire shares within sixty (60) days. Except as otherwise indicated, we believe that the owners listed below exercise sole voting and dispositive power over their shares.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned
ROKK LLC
P.O. Box 894
Nogales, Arizona 85628	4,016,323	(1)	7.4%

Granahan Investment Management, LLC
Wyman Street, Suite 460
Waltham, MA 02451	3,618,143	(2)	6.7%

Skylands Capital, LLC
1200 N Mayfair Rd, Suite 250
Milwaukee, WI 53226	3,254,213	(3)	6.0%

Avenir Corporation
277 South Washington Street, Suite 350
Alexandria, VA 22314	3,051,402	(4)	5.6%

(1) Includes 3,450,055 shares held by ROKK LLC, formerly the Robert F. Shipley Family Trust and 566,268 shares held by Mary Shipley Ley, over all of which Mary Shipley Ley holds voting power.

(2) This information is based in part on a Schedule 13G/A filed by Granahan Investment Management, LLC with the SEC on February 14, 2024.

(3) This information is based in part on a Schedule 13G/A filed by Skylands Capital, LLC with the SEC on February 14, 2024.

(4) This information is based in part on a Schedule 13G/A filed by Avenir Corporation with the SEC on February 14, 2024.

STOCK OWNERSHIP OF DIRECTORS, NOMINEES FOR
DIRECTOR AND EXECUTIVE OFFICERS

The following table and notes thereto set forth information with respect to the beneficial ownership of shares of our Common Stock as of April 12, 2024 (except as otherwise indicated below) by each of our directors and director nominees, each named executive officer and by our directors and executive officers as a group, based upon information furnished to us by such persons. Except as otherwise indicated, we believe that each beneficial owner listed below exercises sole voting and dispositive power over his or her shares.

Name of Beneficial Owner(1)	Number of Shares		Percentage of Common Stock(1)
Phillip P. Chan, MD, PhD	1,325,135	(2)	2.4%
Vincent J. Capponi, MS	780,172	(3)	1.4%
Kathleen P. Bloch, CPA, MBA	674,091	(4)	1.2%
Efthymios Deliargyris, MD	287,603	(5)	*
Michael G. Bator, MBA	181,676	(6)	*
Edward R. Jones, MD, MBA	134,590	(7)	*
Alan D. Sobel, CPA	154,876	(8)	*
Jiny Kim, MBA	47,375	(9)	*
All current directors, director nominees and executive officers as a group (8 persons)	3,585,518		6.6%

*	Less than 1%

(1)	Applicable percentage of ownership is based on 54,306,415 shares of our Common Stock outstanding as of April 13, 2024. Beneficial ownership is determined in accordance with the rules of the SEC and means voting or investment power with respect to securities. Shares of our Common Stock issuable upon the exercise of stock options and warrants exercisable currently or within sixty (60) days of April 13, 2024, are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes 739,370 shares of Common Stock, 26,315 shares of warrant, and 559,450 shares of Common Stock issuable pursuant to stock options currently exercisable.

(3)	Includes 281,134 shares of Common Stock, 6,578 shares of warrant, and 492,460 shares of Common Stock issuable pursuant to stock options currently exercisable.

(4)	Includes 294,941 shares of Common Stock, of which 47,000 shares of Common Stock are held by Ms. Bloch’s husband as to which she disclaims beneficial ownership, 13,157 shares of warrants, and 365,993 shares of Common Stock issuable pursuant to stock options currently exercisable.

(5)	Includes 93,959 shares of Common Stock, 7,894 shares of warrant, and 185,750 shares of Common Stock issuable pursuant to stock options currently exercisable.

(6)	Includes 56,094 shares of Common Stock, 13,157 shares of warrants, and 112,425 shares of Common Stock issuable pursuant to stock options currently exercisable.

(7)	Includes 19,534 shares of Common Stock, 2,631 shares of warrants, and 112,425 shares of Common Stock issuable pursuant to stock options currently exercisable.

(8)	Includes 34,557 shares of Common Stock. 7,894 shares of warrants, and 112,425 shares of Common Stock issuable pursuant to stock options currently exercisable.

(9)	Includes 8,519 shares of Common Stock, 2,631 shares of warrant and 36,225 shares of Common Stock issuable pursuant to stock options currently exercisable.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Independence of Directors

Our Board has determined that each of Messrs., Bator, Sobel, Ms. Kim, and Dr. Jones are independent as that term is defined under the applicable independence listing standards of the Nasdaq Stock Market (“Nasdaq”).

Meetings

Our Board held twenty-one meetings during the year ended December 31, 2023. During such year, no incumbent director attended fewer than 75% of the aggregate of all meetings of the Board held during the period in which he or she served as a director and the total number of meetings held by the committee on which he or she served during the period. It is the policy of our Board that each director attends our annual meetings of stockholders. All incumbent directors who were directors at the time virtually attended the 2023 Annual Meeting of Stockholders.

Board Leadership Structure and Role in Risk Oversight

Our Board evaluates its leadership structure and role in risk oversight on an ongoing basis.

The Board believes that its current leadership structure with Dr. Chan serving as the Chief Executive Officer and Mr. Bator serving as our independent non-executive Chairman, is appropriate for the Company at this time as it promotes balance between the Board’s independent authority to oversee our business and the Chief Executive Officer and his management team who manage the business on a day-to-day basis. Both Dr. Chan and our independent, non-executive Chairman are actively engaged on significant matters affecting us, including in consultation with the full Board, such as succession planning, risk management, operating initiatives, and long-term strategy. The Chief Executive Officer has overall responsibility for all aspects of our operation, while our independent, non-executive Chairman has a greater focus on governance of the Company, including oversight of the Board. We believe this balance of shared leadership between the two positions is a strength for the Company. Our independent, non-executive Chairman calls and chairs regular and special meetings of the Board and all executive sessions of the independent directors, chairs and presides at annual or special meetings of stockholders, provides meaningful input into the agenda of Board meetings, authorizes the retention of outside advisors, consultants and legal counsel who report directly to the Board, consults frequently with committee chairs and has the right to and often does attend Board committee meetings.

The Board, acting primarily through the Audit Committee, is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company’s board leadership structure supports this approach. Through our Chief Executive Officer, and other members of management, the Board receives periodic reports regarding the risks facing the Company. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding our risk and control environment.

The Compensation Committee also reviews the Company’s compensation practices to confirm that our practices are consistent with the goal of retaining and hiring qualified leadership and to ensure that such practices and policies do not encourage unnecessary and excessive risk taking by the Company’s executive officers and employees. This review includes the periodic engagement of third-party expert compensation consultants to compare the compensation practices of the Company with peer companies in the life sciences sector as well as insuring that the compensation packages of key executives are tied to the long-term success of the Company and therefore correlated to increases in stockholder value.

Committees of the Board

Our Board currently has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. These committees, their principal functions and their respective memberships are described below.

Audit Committee

The current members of the Audit Committee are Mr. Sobel, who serves as Chairman, Mr. Bator and Dr. Jones. Each of the members of the Audit Committee is independent as defined by the applicable Nasdaq listing standards and SEC rules applicable to audit committee members. The Board has determined that Mr. Sobel qualifies as an “audit committee financial expert,” as such term is defined by Item 407(d)(5) of Regulation S-K as promulgated by the SEC.

The Audit Committee oversees our financial reporting process and system of internal control over financial reporting, and selects and oversees the performance of, and approves in advance the services provided by, our independent auditors. The Audit Committee provides an open avenue of communication among our independent auditors, financial and senior management and the Board. The Audit Committee meets regularly with our independent auditors without management present, and from time to time with management in separate private sessions, to discuss any matters that the Committee or these individuals believe should be discussed privately with the Audit Committee, including any significant issues or disagreements that may arise concerning our accounting practices or financial statements. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding our risk and control environment.

In 2023, the Audit Committee held six meetings and all members were present at least 75% of all of the meetings. A copy of the Audit Committee’s charter is posted on our website at www.cytosorbents.com. Our website is not a part of this Proxy Statement, and all references to our website address in this Proxy Statement are intended to be inactive textual references only.

Review and Approval of Related Person Transactions

Our Board has adopted written policies and procedures for the review, approval or ratification of transactions involving CytoSorbents and any executive officer, director, director nominee, 5% stockholder and certain of their immediate family members (each of whom we refer to as a “related person”). The policies and procedures cover any transaction involving $120,000 or more with a related person (a “related person transaction”) in which the related person has a material interest, and which does not fall under an explicitly stated exception set forth in the applicable disclosure rules of the SEC.

Any proposed related person transaction must be reported to the Chairman of our Audit Committee. The policy calls for the transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee.

A related person transaction will be considered approved or ratified if it is authorized by the Audit Committee or Chairman after full disclosure of the related person’s interest in the transaction. The transaction may be approved or ratified only if the Audit Committee determines that the transaction is not inconsistent with the Company’s best interests. In considering related person transactions, the Audit Committee will consider any information considered material to investors and the following factors:

•	the related person’s interest in the transaction;

•	the approximate dollar value of the transaction;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that we could have reached with an unrelated third party; and

•	the purpose and potential benefit to us of the transaction.

The policy provides that related party transactions involving the compensation of our executive officers will be reviewed and approved by the Compensation Committee or our Board, in accordance with the Compensation Committee’s charter. There were no such related party transactions in 2023.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Mr. Sobel, who serves as Chairman, Dr. Jones, and Ms. Kim. Each of the members of the Nominating and Corporate Governance Committee is independent as defined by the applicable Nasdaq listing standards.

The Nominating and Corporate Governance Committee assists the Board in fulfilling its responsibilities regarding the oversight of the composition of the Board and other corporate governance matters. Among its other duties, the Nominating and Corporate Governance Committee evaluates nominees and reviews the qualifications of individuals eligible to stand for election and reelection as directors and makes recommendations to the Board on this matter; oversees compliance with our Code of Business Conduct and Ethics; reviews and approves related party transactions; recommends and advises the Board on certain other corporate governance matters; and oversees the Board’s performance evaluation process.

During 2023, the Nominating and Corporate Governance Committee held one meeting, at which all members attended A copy of the Nominating and Corporate Governance Committee’s charter is posted on our website at www.cytosorbents.com.

Evaluation and Indemnification of Director Nominees

The Nominating and Corporate Governance Committee considers a number of factors in identifying and evaluating director nominees. While all nominees should have the highest personal integrity, meet any required regulatory qualifications and have a record of exceptional ability and judgment, the Board relies on the judgment of members of the Nominating and Corporate Governance Committee, with input from our Chief Executive Officer, to assess the qualifications of potential Board nominees with a view to the contributions that they would make to the Board and to CytoSorbents. Because our Board believes that its members should ideally reflect a mix of experience and other qualifications, there is no rigid formula. The Nominating and Corporate Governance Committee charter includes a policy whereby diversity, including diversity of gender, origin and background, is a key consideration when identifying candidates for membership on the Board. In evaluating potential candidates, the Nominating and Corporate Governance Committee will consider, among others things, the degree to which a potential candidate fulfills a current Board need, such as the need for an audit committee financial expert, as well as the candidate’s ability and commitment to understand CytoSorbents and its industry and the candidate’s ability to devote the time necessary to fulfill the role of director (including, without limitation, regularly attending and participating in meetings of the Board and its Committees). In considering potential candidates, the Nominating and Corporate Governance Committee will consider the overall competency of the Board in the following areas:

•	industry knowledge;

•	accounting and finance;

•	business judgment;

•	management;

•	leadership;

•	business strategy;

•	diversity of gender, origin, and background;

•	crisis management; and

•	corporate governance.

In addition, the Nominating and Corporate Governance Committee may consider other factors, as appropriate in a particular case, including, without limitation, the candidate’s:

•	sound business and personal judgment;

•	senior management experience and demonstrated leadership ability;

•	accountability and integrity;

•	financial literacy;

•	industry or business knowledge, including science, technology, and marketing acumen;

•	the extent, nature and quality of relationships and standing in the research and local communities;

•	in connection with nominees to be designated as “independent” directors, “independence” under regulatory definitions, as well as in the judgment of the Nominating and Corporate Governance Committee;

•	independence of thought and ideas; and

•	other board appointments and service.

The Nominating and Corporate Governance Committee considers recommendations for nominations from a variety of sources, including members of the Board, business contacts, community leaders and members of management. As described below, the Nominating and Corporate Governance Committee will also consider stockholder recommendations for Board nominees. The Nominating and Corporate Governance Committee’s process for identifying and evaluating candidates is the same with respect to candidates recommended by members of the Board, management, stockholders or others.

Stockholder Director Nominee Recommendations

The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or by the Nominating and Corporate Governance Committee. Stockholders who wish their proposed nominee to be considered by the Nominating and Corporate Governance Committee for nomination at our next annual stockholders’ meeting should follow the procedures set forth in our bylaws as described in “Stockholder Proposals and Nomination of Director Candidates” in this Proxy Statement.

Compensation Committee

The current members of the Compensation Committee are Mr. Bator, who serves as Chairman, and Ms. Kim. Each of the current members of the Compensation Committee is independent as defined by the applicable Nasdaq listing standards.

Decisions regarding the compensation of our executive officers are made by the Compensation Committee. The Compensation Committee’s principal responsibilities include reviewing the Company’s overall compensation philosophy and the adequacy and market competitiveness of our compensation plans and programs, evaluating the Company’s compensation policies and practices to determine whether such policies and practices encourage unnecessary and excessive risk taking by the Company’s executive officers and employees, evaluating the performance of and reviewing and approving compensation for our executive officers, evaluating and recommending director compensation, and reviewing and discussing with management the compensation disclosures included in this Proxy Statement. The Compensation Committee also administers our equity-based and other incentive plans, including assuming responsibility for granting, or delegating as appropriate the authority for granting, and making decisions with respect to, awards under our equity compensation and other incentive plans. On an annual basis the Compensation Committee approves a pool of options to be awarded to non-executive employees and delegates the authority for granting these awards to the Chief Executive Officer. The roles of management and our compensation consultant, Radford, an Aon-Hewitt company (“Radford”), are discussed below under “Significant Corporate Governance Standards” and “Compensation Setting Process.” The Compensation Committee held five meetings during 2023 at which all members attended. A copy of the Compensation Committee’s charter is posted on our website at www.cytosorbents.com.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee. None of the members of the Compensation Committee has ever been an employee or one of our officers.

Stockholder Communications to the Board of Directors

Stockholders may send communications to our Board in writing, addressed to the full Board or a specific committee of the Board, to Effie Perdikis, Executive Assistant, c/o, CytoSorbents Corporation, 305 College Road East, Princeton, New Jersey 08540, telephone. Such correspondence will be logged in and forwarded to the Board.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our employees (including our principal executive officer, chief financial officer and other members of our finance and administration department) and our directors. Our Code of Business Conduct and Ethics is posted on our website at www.cytosorbents.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of our Code of Business Conduct and Ethics.

DIRECTOR COMPENSATION

The following table shows for the fiscal year ended December 31, 2023 certain information with respect to the compensation of all non-employee directors of the Company.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)		Total ($)
Michael G. Bator, MBA(2)	68,074	—	93,628	(2)	161,702
Edward R. Jones, MD, MBA (3)	55,120	—	46,814	(3)	101,934
Al W. Kraus (4)	87,641	—	6,119	(4)	93,760
Alan D. Sobel, CPA (5)	71,657	—	46,814	(5)	118,471
Jiny Kim, MBA (6)	54,982	—	46,814	(6)	101,796

(1)	The value of option awards granted to directors is based upon the grant date fair value of awards calculated in accordance with ASC Topic 718. The fair value of each stock option was estimated using the Black Scholes pricing model which takes into account as of the grant date the exercise price (ranging from $1.17 to $3.71 per share in 2023) and expected life of the stock option (6 years in 2023), the current price of the underlying stock and its expected volatility (ranging from 70.4 to 75.6 percent in 2023), expected dividends (-0- percent) on the stock and the risk free interest rate (3.50 to 4.76 percent) for the term of the stock option. In addition, we recognize forfeitures as they occur.

(2)	In connection with his service as a director in 2023, we issued Mr. Bator options to purchase 40,000 shares of our Common Stock at an exercise price of $3.53 per share, which were granted on July 7, 2023, and expire on July 7, 2033. These options shall vest in full on the first anniversary of the award date.

(3)	In connection with his service as a director in 2023 we issued Dr. Jones options to purchase 20,000 shares of our Common Stock at an exercise price of $3.53 per share, which were granted on July 7, 2023, and expire on July 7, 2033. These options shall vest in full on the first anniversary of the award date.

(4)	In connection with his service as a director through June 6, 2023, we issued Mr. Kraus options to purchase 3,000 shares of our Common Stock at an exercise price of $3.11 per share, which were granted on June 5, 2023, and expire on June 5, 2033. These options vested in full on the grant date of the award.

(5)	In connection with his service as a director in 2023 we issued Mr. Sobel options to purchase 20,000 shares of our Common Stock at an exercise price of $3.53 per share, which were granted on July 7, 2023, and expire on July 7, 2033. These options shall vest in full on the first anniversary of the award date.

(6)	In connection with her service as a director in 2023 we issued Ms. Kim options to purchase 20,000 shares of our common stock at an exercise price of $3.53 per share, which were granted on July 7, 2023 and expire on July 7, 2033. These options shall vest in full on the first anniversary of the award date.

In 2023, the Board approved a new fee schedule for its non-employee directors which became effective January 1, 2023. Pursuant to the revised fee schedule, the Chairman of the Board is entitled to an annual retainer of $77,168 and each non-employee Board member is entitled to an annual retainer of $38,584. Each member of the Audit Committee and Nominating and Corporate Governance Committee is entitled to an additional $13,229 per year, and each member of the Compensation Committee is entitled to an additional $13,229 per year. The Chairmen of the Audit Committee and the Nominating and Corporate Governance Committee are entitled to an additional $26,458 per year and the Chairman of the Compensation Committee is entitled to an additional $26,458 per year. In addition, each of our directors is eligible to receive reimbursement for actual out-of-pocket expenses incurred by them in connection with their attendance at meetings of the Board and Board committees and an annual equity grant.

In July 2019, the Board commissioned Radford to evaluate compensation for both the Board and executive management and make recommendations to approximately align these two groups with the interests of stockholders. The Board continues to evaluate future Board and management compensation and continues to use Radford at its sole discretion regarding the evaluation of compensation matters. In 2023, the Compensation Committee elected to defer undertaking an analysis of Board and executive management compensation, however, the Compensation Committee did utilize Radford as a consultant on certain compensation matters.

OFFICERS

Below is information about Phillip P. Chan, Vincent J. Capponi, Kathleen P. Bloch and Efthymios N. Deliargyris, our named executive officers. Ms. Bloch served as our Chief Financial Officer from January 1, 2023, to March 31, 2023 and September 1, 2023 to December 31, 2023. During the period from April 1, 2023 to August 31, 2023, Ms. Bloch served as a consultant and/or as our Interim Chief Financial Officer. Our Board appoints our executive officers annually, and executive officers serve until they resign or the Board terminates their position. There are no family relationships among any of our directors, nominee for director and executive officers.

Name	Age	Position
Phillip P. Chan, MD, PhD	53	Chief Executive Officer

Vincent J. Capponi, MS	66	President and Chief Operating Officer

Kathleen P. Bloch, CPA, MBA	69	Chief Financial Officer

Efthymios N. Deliargyris, MD	55	Chief Medical Officer

Phillip P. Chan, MD, PhD. Dr. Chan became a director of the Company in 2008, and from January 2009 to April 2020 served as President and Chief Executive Officer. With Mr. Capponi’s promotion to President in April 2020, Dr. Chan continues to serve as Chief Executive Officer. Prior to joining CytoSorbents, Dr. Chan led healthcare and life science investments for the NJTC Venture Fund from 2003 to 2008, most recently as a Partner. Dr. Chan is a co-founder and Vice Chairman of the Board of Directors of Medality Medical, Inc., fka Andrew Technologies, a medical device company that has received U.S. Food and Drug Administration (FDA) 510(k) clearance of its HydraSolve® lipoplasty system and is now in human clinical studies using the system to remove visceral mesenteric fat as a potential surgical treatment of Type 2 diabetes. He is an Internal Medicine physician with a strong background in clinical medicine and research. Dr. Chan received his MD and PhD from the Yale University School of Medicine, completed his Internal Medicine residency at the Beth Israel Deaconess Medical Center at Harvard Medical School, and received his Board certification. He also holds a BS in cell and molecular biology from Cornell University.

Vincent J. Capponi, MS. Mr. Capponi joined the Company as Vice President of Operations in 2002, became our Chief Operating Officer in July 2005 and became President and Chief Operating Officer in April 2020. He has more than 20 years of management experience in medical device, pharmaceutical and imaging equipment at companies including Upjohn, Sims Deltec and Sabratek. Prior to joining CytoSorbents in 2002, Mr. Capponi held several senior management positions at Sabratek and its diagnostics division GDS and was interim president of GDS diagnostics in 2001. From 1998 to 2000, Mr. Capponi was Senior Vice President and Chief Operating Officer for Sabratek and Vice President Operations from 1996 to 1998. He received his MS in Chemistry and his BS in Chemistry and Microbiology from Bowling Green State University.

Kathleen P. Bloch, MBA, CPA. Ms. Bloch has more than 20 years of executive financial experience in both public and private companies. She became Chief Financial Officer of the Company in May 2013, and retired on March 31, 2023, returning as our full time Chief Financial Officer on September 1, 2023. Ms. Bloch served as our Interim Chief Financial Officer from April to August 2023 under the terms of a Consulting Agreement which was executed on March 31, 2023. Previously, she served as Chief Financial Officer of Laureate Biopharmaceutical Services, Inc., a leader in biopharmaceutical contract development and manufacturing from November 2010 to May 2013. Prior to that, from September 2007 to November 2010, Ms. Bloch served as Chief Operating Officer and CFO of PC Group, Inc., a $70 million in revenue, Nasdaq-listed, publicly traded company with a diverse group of holdings, including several medical device subsidiaries. Ms. Bloch served as Chief Financial Officer of Silver Line Building Products Corporation, one of the world’s largest manufacturers of vinyl windows, from August 1999 to August 2007. She began her career at the accounting firm of Peat Marwick International. Ms. Bloch holds an MBA and a BS in accounting from LaSalle University and is a Certified Public Accountant.

Efthymios N. Deliargyris, MD. Dr. Deliargyris joined the Company as Chief Medical Officer on May 1, 2020. Dr. Deliargyris is a triple board-certified physician (internal medicine, cardiology and interventional cardiology) with a distinguished career in clinical medicine and academia and significant biotech experience in global leadership roles. Prior to joining CytoSorbents, Dr. Deliargyris served as the Chief Medical Officer of PLx Pharma Inc. (NASDAQ: PLXP) from August 2018 to April 2020. Prior to PLx Pharma Inc. Dr. Deliargyris was the founder and managing director of the Science and Strategy Consulting Group providing expert advice and solutions on scientific, regulatory, strategic and commercialization challenges to companies engaging in the cardiovascular arena. Previously, from 2012 until 2017, Dr. Deliargyris served as Global Medical Lead of the Cardiovascular franchise at The Medicines Company where he led global medical strategy, global medical affairs and late stage R&D. Prior to joining The Medicines Company, Dr. Deliargyris served as Chief, Cardiology and Interventional Cardiology at Athens Medical Center in Athens, Greece from 2004 until 2010 and as Assistant Professor of Cardiology and Director of the Intravascular Laboratory (IVUS) at Wake Forest University in Winston- Salem, NC from 2001 to 2004. Dr. Deliargyris received his Doctor of Medicine degree from the Kapodistrian University of Athens School of Medicine and completed his residency training in internal medicine at Tufts University School of Medicine and his fellowships in cardiology and interventional cardiology at the University of North Carolina at Chapel Hill.

On July 19, 2023, the Company announced the appointment of Alexander D’Amico as Chief Financial Officer effective August 7, 2023. The Company entered into an executive employment agreement with Mr. D’Amico with an initial term commencing on August 7, 2023, and expiring on December 31, 2025. On August 28, 2023, the Company and Mr. D’Amico mutually agreed to terminate Mr. D’Amico’s employment with the Company. Mr. D’Amico and the Company entered into a Mutual Termination and Release Agreement (the “Termination and Release Agreement”), pursuant to which the Company and Mr. D’Amico have mutually agreed to terminate the Employment Agreement in its entirety. In addition, under the Termination and Release Agreement, the Company and Mr. D’Amico have agreed to customary and mutual non-disparagement and release provisions.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains how our executive compensation program is designed and operates with respect to our named executive officers by describing the objectives of our executive compensation program, what the compensation program is designed to reward, and each compensation component that we provide. In addition, we explain how and why our Compensation Committee arrived at specific compensation policies and decisions involving our named executive officers for the fiscal year ended December 31, 2023.

This Compensation Discussion and Analysis contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. The actual compensation programs that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

Significant Executive Compensation Actions

Our Compensation Committee, which consists of two independent directors, sets the compensation of our named executive officers. For 2023, based in part upon recommendations made by Radford, the Compensation Committee took the following actions with respect to the compensation of our named executive officers:

•	maintained existing based salary compensation;

•	approved cash bonuses linked to the Company’s 2023 performance, which bonuses were approved. However, the timing of bonus payout deferred until further determination; to date, these bonuses have not been paid.

•	approved additional long-term incentive compensation in the form of a combination of restricted stock units and stock options, which were subject to vesting based upon time employed, to further align the incentives of the executives and stockholders, retain key executives and reward performance; and

•	approved additional long-term incentive compensation in the form of stock options, which will vest based upon achievement of certain long-term milestones before December 31, 2025.

Significant Corporate Governance Standards

We have endeavored to maintain high standards in our executive compensation practices. We conduct an annual review of our compensation programs for executive officers and other employees to assess the Company’s ability to attract and retain the best talent and whether such policies and practices encourage unnecessary and excessive risk taking by the Company’s executive officers and employees. Following a selection process, in July 2019, we engaged Radford to assist the Compensation Committee in evaluating our executive compensation practices. Radford has helped the Compensation Committee review and make appropriate changes to our executive compensation guiding principles, update our compensation peer group, evaluate the competitiveness of our named executive officers’ compensation, and assist it in the course of its deliberations concerning executive compensation decisions. Radford serves at the discretion of our Compensation Committee, and it does not provide any other services to us.

Executive Compensation Philosophy and Objectives

We developed an innovative and novel blood purification technology which we are commercializing throughout the world through direct sales and distributor and partner relationships. Our CytoSorb® device is used to prevent or treat life-threatening conditions in the ICU and cardiac surgery. We have received CE Mark approval of our CytoSorb® device and have completed an FDA-approved pivotal clinical trial evaluating DrugSorb™-ATR, which is based on the same polymer technology as CytoSorb, in antithrombotic drug removal during cardiothoracic surgery to pursue FDA marketing approval of the device. While we have limited direct competitors, we compete for capital with other early-stage microcap and small-cap companies in the life sciences space. To effectively operate in this dynamic market, we need a highly talented and seasoned team of executives and business professionals.

We compete with pharmaceutical and medical device companies in seeking to attract and retain a skilled management team. To meet this challenge, we have adopted a compensation philosophy designed to offer our named executive officers’ compensation and benefits that are market competitive and that meet our goals of attracting, retaining, and motivating highly skilled individuals to help us achieve our financial and strategic objectives.

Our executive compensation program is designed to achieve the following principal objectives:

•         attract and retain talented and experienced individuals;

•         offer total compensation opportunities that take into consideration the practices of other comparably positioned life sciences companies;

•         directly and substantially link total compensation to measurable corporate and individual performance;

•         create and sustain a sense of urgency surrounding strategy execution and the achievement of key business objectives; and

•         strengthen the alignment of the interests of our named executive officers and stockholders through equity-based, long-term incentives and reward our named executive officers for creating long-term stockholder value.

Compensation-Setting Process

Role of the Compensation Committee

Our Compensation Committee is responsible for overseeing our executive compensation philosophy and our executive compensation program, determining, and approving the compensation for our named executive officers, negotiating executive employment contracts, and helping to establish appropriate compensation for Board members and other key employees. Our Compensation Committee regularly reports to our Board on its deliberations, but is ultimately responsible for compensation decisions, as described in the Compensation Committee’s charter.

Our Compensation Committee reviews, on at least an annual basis, our executive compensation program, including our incentive compensation plans, to determine whether they are appropriate, properly coordinated, and achieve their intended purposes, and recommends to our Board any modifications or new plans or programs. It also reviews the compensation of our named executive officers and makes decisions about the various components that comprise their compensation packages.

Role of Management

In carrying out its responsibilities, our Compensation Committee works with members of our management team, including our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and Chief Medical Officer. Typically, our management team assists our Compensation Committee by providing information about our corporate, financial, and individual performance, competitive market data and management’s perspective and recommendations on compensation matters.

Typically, our Chief Executive Officer makes recommendations to our Compensation Committee regarding the compensation of our executive officers, including our named executive officers (except with respect to his own compensation), and, at the request of the Compensation Committee, attends Compensation Committee meetings (except with respect to discussions involving his own compensation).

Use of Competitive Data

To assess the competitiveness of our executive compensation program and compensation levels, our Compensation Committee examines the competitive compensation data for senior executives of other similar life science companies on the Nasdaq.

Compensation Program Design for 2023

In designing our compensation program for 2023, we were cognizant of our need to motivate our named executive officers to meet our short-term goals and long-term strategic objectives. Thus, we emphasized the use of equity in the form of options to purchase shares of our Common Stock and restricted stock units to incent our named executive officers to focus on the growth of our overall enterprise value and, correspondingly, to create sustainable long-term value for our stockholders. We believe that stock options and restricted stock units offer our named executive officers a valuable long-term incentive that aligns their interests with the interests of our stockholders.

The equity compensation awarded to our named executive officers in 2023 is discussed below under “Executive Compensation Program Components — Equity Compensation.”

We also offer cash compensation to our named executive officers in the form of base salaries at levels that we believe help us provide competitive compensation packages. In 2023, the Compensation Committee recognized a need to review annual base salaries of our named executive officers. The Compensation Committee considered numerous factors, including but not limited to, Radford’s recommendations on compensation, 2022 performance, comparable company performance, competitiveness of the labor market for key executives, cash burn, and cost-of-living adjustments. Using this information as a reference and recognizing the need to remain competitive in our market, but with cash conservation a priority, our Compensation Committee decided to keep the 2022 base salaries of our named executive officers for 2023, except for our Chief Financial Officer, Ms. Bloch. However, the other named executive officers were awarded additional catch-up incentive stock options as more fully described below.

We do not provide significant perquisites or other personal benefits to our executive officers. Our executive officers participate in broad-based company-sponsored health and benefit programs on substantially the same basis as our other salaried employees.

Executive Compensation Program Components

The following describes each component of our executive compensation program, the rationale for each component and how compensation amounts, and awards were determined for 2023.

Base Salary

Base salary represents the fixed portion of our named executive officers’ compensation, which we view as an important element to attract, retain, and motivate highly talented executives. Base salaries represent a significant portion of the total compensation opportunity for our named executive officers.

In 2023, our Compensation Committee conducted a review of each named executive officer’s base salary with input from our Chief Executive Officer. Our Compensation Committee then considered and made adjustments as it determined to better approach a salary which would be reasonable and necessary to reflect the scope of each named executive officer’s role, performance, experience, prior base salary level, position, company stage, company finances, and market conditions. In making these adjustments, our Compensation Committee also considered the median of the base salary range for comparable life science companies on the Nasdaq between a market cap of $200 million to $500 million. Due to significant geopolitical and macroeconomic uncertainty, and with the objective of conserving cash, there were no increases in the base salaries of our named executive officers from 2022 to 2023, except for Ms. Bloch, who returned to the Company to serve as our Chief Financial Officer on September 1, 2023. The salaries of our named executive officers are set forth in the following table:

Named Executive Officer	2023 Base Salary		2022 Base Salary	% Increase from 2022 to 2023
Phillip P. Chan, MD, PhD	$482,851		$482,851	0%
Vincent J. Capponi, MS	$424,000		$424,000	0%
Kathleen P. Bloch, CPA	$425,000	(1)	$370,428	15%
Efthymios N. Deliargyris, MD	$408,100		$408,100	0%

(1)	Ms. Bloch’s annual salary was increased upon her return to the Company as our full time Chief Financial Officer on September 1, 2023.

Annual Cash Bonuses

Cash bonuses are solely discretionary based upon the approval of the Board. In determining whether to award cash bonuses, the Compensation Committee considers the operational performance of the Company relative to its operating plan, management’s ability to meet specified performance milestones including revenue growth, progress on clinical trials, business development achievements, and cost containment, as well as individual performance indicators. Prior to 2018, the Compensation Committee had not offered executives annual cash bonuses but instead awarded bonuses in the form of restricted stock units. However, beginning in 2018, following its review of the Company’s overall compensation philosophy, the Compensation Committee determined to award a mixture of cash bonuses and incentive equity awards to executives in recognition of the Company’s performance and the performance of each executive. Cash bonuses and incentive equity awards were awarded to executives for 2023, but in the interests of conserving cash, the executive team elected to accrue and delay the payment of these cash bonuses to be paid at a later date.

Equity Compensation

We use equity awards to motivate and reward our named executive officers, to encourage long-term corporate performance based on the value of our Common Stock and to align the interests of our named executive officers with those of our stockholders.

In order to better align the interests of our named executive officers with our stockholders and to retain key talent, in 2023, the Compensation Committee awarded executives a combination of incentive stock options that vest one half on the first year anniversary of the date of the grant, one fourth on the second year anniversary of the date of the grant, and one fourth on the third year anniversary of the date of the grant, and catch-up stock options that will vest one half on the first year anniversary of the date of the grant and one half on the second year anniversary of the date of the grant. Additionally, the Compensation Committee awarded executive officers restricted stock units that vest two third on the first anniversary date of grant and one third on the second anniversary date of grant, subject to the grantee’s continued service as of each applicable vesting date and approval of our Amended and Restated 2014 Long-term Incentive Plan.

Retirement and Other Benefits

Our named executive officers are eligible to participate in our tax-qualified Section 401(k) retirement savings plan on the same basis as our other employees who satisfy the plan’s eligibility requirements, including requirements relating to age and length of service. Under this plan, participants may elect to reduce their current compensation by up to the statutory limit, $22,500 in fiscal 2023 plus an additional $7500 for participants 50 years or older and have us contribute the amount of this reduction to Section 401(k) plan. During 2023, we matched 100% of 401K of elective deferral contributions of the first 3% of the gross pay, plus 50% of elective deferral contributions which are over 3% of gross pay but are not over 5% of annual gross pay. We intend for the 401(k) plan to qualify under Section 401 of the Internal Revenue Code so that contributions by employees or by us to the 401(k) plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) plan.

Additional benefits received by our named executive officers include medical, dental, vision, short-term disability, long term disability, life and accidental death and dismemberment insurance, and Health Savings Account contributions. These benefits are provided on substantially the same basis as to all of our full-time employees.

Historically, we have not provided perquisites or other personal benefits to our named executive officers. Currently, we do not view perquisites or other personal benefits as a component of our executive compensation program. Our future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by our Compensation Committee.

Employment Agreements

On July 30, 2019, we entered into an amended and restated employment agreements with Dr. Phillip P. Chan, Chief Executive Officer, Vincent J. Capponi, President and Chief Operating Officer, and Kathleen P. Bloch, our Chief Financial Officer who retired effective March 31, 2023 and served as a consultant to the Company and as our Interim Chief Financial Officer from April 1, 2023 to August 31, 2023. Ms. Bloch returned on September 1, 2023 as our full time Chief Financial Officer. On April 9, 2020, we entered into an employment agreement with Efthymios N. Deliargyris, Chief Medical Officer, which agreement became effective May 18, 2020. With the exception of his own agreement, each of these agreements was negotiated on our behalf by our CEO, with the oversight and approval of our Compensation Committee. Our CEO’s employment agreement was negotiated directly with our Compensation Committee. We believe that these employment agreements were necessary to retain these individuals and induce them to lead us in achieving our goals as a publicly traded company. The employment agreements with Dr. Chan, Mr. Capponi, and Dr. Deliargyris expired on December 31, 2021, and were automatically renewed for one year to December 31, 2022. Thereafter, they automatically renew for additional terms of one year, unless the Company or the executive officer provides written notice of non-renewal to the other party at least sixty (60) days prior to commencement of a Renewal Term.

Ms. Bloch’s employment agreement expired on March 31, 2023, upon her retirement from the Company. Ms. Bloch and the Company entered into a new employment agreement effective September 1, 2023, coincident with her return as full-time Chief Financial Officer of the Company. This agreement is effective until December 31, 2025, unless the Company or the executive officer provides written notice of non-renewal to the other party at least sixty (60) days prior to the commencement of a Renewal Term.

For a summary of the material terms and conditions of these employment agreements, see the section entitled “Executive Compensation— Employment Agreements.”

Post-Employment Compensation Arrangements

The employment agreements provide each of our named executive officers with certain protection in the event of his or her termination of employment under specified circumstances, including following a change of control of our Company. We believe that these protections serve our executive retention objectives by helping our named executive officers maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event that there is a potential transaction that could involve a change in control of our Company. The terms of these agreements were determined after review by our Compensation Committee of our retention goals for each named executive officer and an analysis of competitive market data.

For a summary of the material terms and conditions of these severance and change in control arrangements, see the sections entitled “Compensation of Named Executive Officers — Employment Agreements” and “Executive Compensation — Potential Payments upon Termination or Change of Control.”

Other Compensation Policies

Hedging and Pledging

All of our executive officers and members of the Board are prohibited from entering into hedging or pledging transactions in respect of our Common Stock or other securities issued by us.

Compensation Recovery Policy

We have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our named executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Generally, Section 162(m) of the Internal Revenue Code disallows a tax deduction to any publicly-held corporation for any remuneration in excess of $1.0 million paid in any taxable year to its chief executive officer and each of its three next most highly-compensated named executive officers (other than its chief financial officer). Remuneration in excess of $1.0 million may be deducted if, among other things, it qualifies as “performance-based compensation” within the meaning of the Internal Revenue Code. Additionally, under a Section 162(m) exception for private companies that subsequently become publicly held, any compensation paid pursuant to a compensation plan in existence before the effective date of the public offering of securities will not be subject to the $1.0 million limitation until the earliest of: (i) the expiration of the compensation plan, (ii) a material modification of the compensation plan (as determined under Section 162(m)), (iii) the issuance of all the employer stock and other compensation allocated under the compensation plan, or (iv) the first meeting of stockholders at which directors are elected after the close of the third calendar year following the year in which the public offering of securities occurred.

The 2017 tax reform legislation removed the “performance-based compensation” exception from Section 162(m), effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Despite the Compensation Committee’s efforts to structure certain variable compensation in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with our business needs. In addition, our Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Taxation of “Parachute” Payments and Deferred Compensation

Sections 280G and 4999 of the Internal Revenue Code provide that named executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change of control of our Company that exceed certain prescribed limits, and that we (or a successor) may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Internal Revenue Code imposes significant additional taxes in the event that an employee, including a named executive officer, director, or service provider receives “nonqualified deferred compensation” that does not satisfy the conditions of Section 409A.

We did not provide any named executive officer with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999 or 409A of the Internal Revenue Code during 2022. We have not agreed and are not otherwise obligated to provide any named executive officer with a “gross-up” or other reimbursement under Section 409A.

Accounting for Stock-Based Compensation

We follow the FASB ASC Topic 718 for our stock-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables that accompany this Compensation Discussion and Analysis, even though recipients may never realize any value from their awards. ASC 718 also requires companies to recognize the compensation cost of their stock-based awards in their statements of operations over the period that the recipient of the award is required to render service in exchange for the award.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by SEC regulations. Based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference, in CytoSorbents Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Submitted by:

The Compensation Committee of the Board of Directors

Michael G. Bator, Chairman

Jiny Kim

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2023, 2022 and 2021, compensation awarded to or paid to, or earned by, our named executive officers.

		Salary		Bonus		Stock Awards(1)		Option Awards(2)	All Other		Total
Name and Principal Position	Year	($)		($)		($)		($)	Compensation		($)
Phillip P. Chan, MD, PhD	2023	482,851		156,927		307,110	(5)	374,514	12,000	(3)	1,333,402
Chief Executive Officer	2022	482,851		47,078		154,050	(6)	410,633	12,000	(3)	1,106,612
	2021	482,851		172,619		647,280	(7)	475,846	12,000	(3)	1,790,596

Vincent J. Capponi, MS	2023	424,000		119,250		257,690	(5)	311,315	—		1,112,255
President and Chief Operating Officer	2022	424,000		28,620		134,550	(6)	398,765	—		985,935
	2021	424,000		115,292	(4)	559,313	(7)	387,616	—		1,486,221

Kathleen P. Bloch, MBA, CPA	2023	258,638	(8)	143,438		89,100	(9)	139,067	185,841	(10)	816,084
Chief Financial Officer	2022	370,428		25,004		108,225	(6)	344,172	—		847,829
	2021	370,428		91,681		444,556	(7)	342,015	—		1,248,680

Efthymios N. Deliargyris, MD	2023	408,100		164,778	(11)	194,150	(5)	276,204	12,500	(12)	1,055,732
Chief Medical Officer	2022	408,100		42,547	(13)	101,400	(6)	443,863	12,500	(12)	1,008,410
	2021	408,100		101,005		359,600	(7)	313,513	12,500	(12)	1,194,718

(1) Prior to 2019, Dr. Chan, Mr. Capponi and Ms. Bloch received grants of restricted stock units which will vest upon a “Change in Control” of the Company, as defined in the Company’s 2014 Long-Term Incentive Plan. The value of these grants has been calculated in accordance with ASC Topic 718. Because a “Change of Control” is not contemplated or probable at this time, there is no amount associated with these awards.

(2) The value of option awards granted to our named executive officers is based upon the grant date fair value of awards calculated in accordance with ASC Topic 718. ASC 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables that accompany this Compensation Discussion and Analysis, even though recipients may never realize any value from their awards. ASC 718 also requires companies to recognize the compensation cost of their stock-based awards in their statements of operations over the period that the recipient of the award is required to render service in exchange for the award.

(3) In addition to his base salary, Dr. Chan is entitled to a $12,000 annual car allowance.

(4) In addition to Mr. Capponi’s annual cash bonus of $104,940 for 2021. Mr. Capponi received an additional bonus of $10,352 for 2021 related to his onsite supervision during the COVID-19 pandemic.

(5) On July 7, 2023, Dr. Chan, Mr. Capponi, and Dr. Deliargyris received restricted stock units which vest two third on the first anniversary date of grant and one third on the second anniversary date of grant. The amount shown represents the fair market value of the vested and unvested restricted stock units awarded on July 7, 2023.

(6) On August 10, 2022, certain named executive officers received restricted stock units which vest one third on the date of the grant, one third on the first anniversary of the grant, and one third on the second anniversary of the grant. The amount shown represents the fair market value of the vested and unvested restricted stock units awarded on August 10, 2022.

(7) On April 12, 2021, certain named executive officers received restricted stock units which vest one third on the date of the grant, one third on the first anniversary of the grant, and one third on the second anniversary of the grant. The amount shown represents the fair market value of the vested and unvested restricted stock units awarded on April 12, 2021.

(8) Ms. Bloch’s annual salary was $370,428 from January 1, 2023 until her retirement effective March 31, 2023. During this period, she was paid $127,869 in wages and earned paid time off. Upon returning as our full time Chief Financial Officer on September 1, 2023, Ms. Bloch’s annual salary was $425,000, and she was paid $130,769 during the period September 1, 2023 to December 31, 2023.

(9) In connection with Ms. Bloch’s reappointment to Chief Financial Officer, on September 18, 2023 she received restricted stock units which vest 25,000 on the grant date, 10,000 on the first anniversary of the grant date, and 10,000 on the second anniversary of the grant date.

(10) Represents consulting fees paid to Ms. Bloch during the period April 1, 2023 to August 31, 2023 when she served as a consultant and/or Interim Chief Financial Officer.

(11) In addition to Mr. Deliargyris’ annual cash bonus of $114,778 in 2023, Mr. Deliargyris received a bonus of $50,000, related to achievement of milestone for STAR-T clinical trial.

(12) In addition to his base salary, Dr. Deliargyris receives a $12,000 annual car allowance.

(13) In addition to Mr. Deliargyris’ annual cash bonus of $27,547 in 2022, Mr. Deliargyris received a bonus of $15,000, related to achievement of milestone for STAR-T clinical trial.

Pay vs. Performance

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure, as it applies to smaller reporting companies, regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO named executive officers (“NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

As required by Item 402(v) of Regulation S-K, as adopted by the SEC, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last two completed fiscal years. In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2023 and 2022 fiscal years. Note that for our NEOs other than our PEO, compensation is reported as an average.

Year	Summary Compensation Table Total for PEO($)(1)	Compensation Actually Paid to PEO($) (2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers($)(3)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return($)	Net Income/(Loss) ($)
2023	$1,333,401	$729,761	$994,690	$734,380	$20.37	$(28,233,242)
2022	$1,106,612	$1,011,955	$947,391	$673,681	$28.44	$(32,812,583)

(1)	For years 2023 and 2022, Dr. Phillip P. Chan has been our Principal Executive Officer. The averages for years 2023 and 2022 for our Non-PEO Named Executive Officers consists of Vincent J. Capponi, Kathleen P. Bloch, and Efthymios, N. Deliargyris.

(2)	Adjustment to Compensation Actually Paid to PEO include deduction of “stock awards” and “options awards” for the year, which include a) add award granted in the year that remain outstanding and unvested at fair value as of end of the year, b) add award granted in the year that vested in the same year at fair value as of the vesting date, c) add or subtract (if negative) any award granted before the year and remain outstanding and unvested as of year-end at fair value, d) add or subtract (if negative) any award granted before the year but vested during the year at fair value as of the vesting date, e)subtract any award vested and forfeited at fair value as of end of the prior year, f)add unvested award on which dividends or other earnings were paid during the year not otherwise included in summary total compensation column.

	Adjustment to Determine Compensation “Actually Paid” to PEO
	2023	2022
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	(307,110)	(154,050)
Deduction for Amounts Reported under the “Option Awards” Column in the SCT	(374,514)	(410,633)
Increase for Fair Value of Awards Granted During the Year that Remain Unvested as of Year-end	188,015	451,693
Increase for Fair Value of Awards Granted During the Year that Vested During the Year	—	82,800
Increase/(Decrease) for Change in Fair Value from Prior Year-end to Current Year-end of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-end	(341,105)	(157,121)
Increase/(Decrease) for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to Year that Vested During the Year	231,073	92,654
Deduction of Fair Value of Awards Granted Prior to year that were Forfeited during year	—	—
Increase based on Dividends or Other Earnings Paid during year Prior to Vesting Date of Award	—	—
Total Adjustments	(603,641)	(94,657)

(3)	Adjustment to Average Compensation Actually Paid to Non-PEO Named Executive Officers

	Adjustment to Determine Compensation “Actually Paid” to Non-PEO
	2023	2022
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	(180,313)	(114,725)
Deduction for Amounts Reported under the “Option Awards” Column in the SCT	(242,195)	(395,600)
Increase/(Decrease) for Fair Value of Awards Granted During the Year that Remain Unvested as of Year-end	130,704	243,834
Increase for Fair Value of Awards Granted During the Year that Vested During the Year	20,886	61,482
Increase/(Decrease) for Change in Fair Value from Prior Year-end to Current Year-end of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-end	(164,467)	(133,662)
Increase/(Decrease) for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to Year that Vested During the Year	175,076	64,961
Deduction of Fair Value of Awards Granted Prior to year that were Forfeited during year	—	—
Increase based on Dividends or Other Earnings Paid during year Prior to Vesting Date of Award	—	—
Total Adjustments	(260,309)	(273,710)

Pay Versus Performance Graphic Description

In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic descriptions of the relationships between (i) compensation actually paid to the PEO and the NEOs other than the PEO, and total shareholder return (“TSR”); and (ii) compensation actually paid to the PEO and the NEOs other than the PEO, and net income (loss).

Compensation Actually Paid versus Cumulative TSR
1,200,000
1,000,000
800,000
600,000
400,000
200,000
0
30.00
25.00
20.00
15.00
10.00
5.00
-
Compensation Actually Paid
Compensation Actually Paid to PEO
Compensation Actually Paid to non-PEO NEOs
Compensation Actually Paid to PEO
Compensation Actually Paid to non-PEO NEOs
12/31/2022
12/31/2023
Compensation Actually Paid to PEO
Compensation Actually Paid to non-PEO NEOs
Cumulative TSR

Compensation Actually Paid versus (Loss)
1,200,000
1,000,000
800,000
600,000
400,000
200,000
0
$25,000,000
$26,000,000
$27,000,000
$28,000,000
$29,000,000
$30,000,000
$31,000,000
$32,000,000
$33,000,000
$34,000,000
Compensation Actually Paid
Net Income (Loss)
Compensation Actually Paid to PEO
Compensation Actually Paid to non-PEO NEOs
Compensation Actually Paid to PEO
Compensation Actually Paid to non-PEO NEOs
12/31/2022
12/31/2023
Compensation Actually Paid to PEO
Compensation Actually Paid to non-PEO NEOs
Net Loss

Employment Agreements

Dr. Phillip P. Chan

On July 30, 2019, we entered into an amended and restated executive employment agreement with Dr. Chan relating to his employment as our President and Chief Executive Officer. Pursuant to his employment agreement, Dr. Chan receives reimbursement for certain travel expenses in the amount of $12,000 per year. Dr. Chan’s employment agreement also provides for terms of benefits afforded to Dr. Chan, including the ability to participate in various group insurance plans, reimbursement for reasonable business expenses, liability insurance, vacation time and bonuses. Dr. Chan’s amended and restated employment agreement had an initial term of three years and became effective as of January 1, 2019. Accordingly, Dr. Chan’s employment agreement expired on December 31, 2021 and automatically renewed for one year to December 31, 2022. Thereafter, Dr. Chan’s employment shall automatically renew for additional terms of one year, unless the Company or Dr. Chan provides written notice of non-renewal to the other party at least sixty (60) days prior to commencement of a Renewal Term.

In addition, Dr. Chan’s employment agreement provides for benefits if his employment is terminated under certain circumstances, as more fully described under “Executive Compensation — Potential Payments upon Termination or Change of Control.”

Vincent J. Capponi, MS

On July 30, 2019, we entered into an amended and restated executive employment agreement with Mr. Capponi relating to his employment as our Chief Operating Officer. Mr. Capponi’s employment agreement provides for terms of benefits afforded to Mr. Capponi, including the ability to participate in various group insurance plans, reimbursement for reasonable business expenses, liability insurance, vacation time and bonuses. Mr. Capponi’s amended and restated employment agreement had an initial term of three years and became effective as of January 1, 2019. Accordingly, Mr. Capponi’s employment agreement expired on December 31, 2021, and automatically renewed for one year to December 31, 2022. Thereafter, Mr. Capponi’s employment shall automatically renew for additional terms of one year, unless the Company or Mr. Capponi provides written notice of non-renewal to the other party at least sixty (60) days prior to commencement of a Renewal Term.

In addition, Mr. Capponi’s employment agreement provides for benefits if his employment is terminated under certain circumstances, as more fully described under “Executive Compensation — Potential Payments upon Termination or Change of Control.”

Kathleen P. Bloch, MBA, CPA

On July 30, 2019, we entered into an amended and restated executive employment agreement with Ms. Bloch relating to her employment as our former Chief Financial Officer. Ms. Bloch retired effective as of March 31, 2023, this employment agreement expired on March 31, 2023, upon her retirement from the Company.

From April 1, 2023 to August 31, 2023, Ms. Bloch served as a consultant to the Company and as our Interim Chief Financial Officer.

On September 18, 2023, Ms. Bloch entered into a new employment agreement with the Company upon her return to the Company to serve as Chief Financial Officer. Ms. Bloch’s employment agreement provided for terms of benefits afforded to Ms. Bloch, including the ability to participate in various group insurance plans, reimbursement for reasonable business expenses, liability insurance, vacation time and bonuses. Ms. Bloch’s employment agreement expires on December 31, 2025, unless the Company or Ms. Bloch provides written notice of nonrenewal to the other party at least sixty (60) days prior to the expiration.

In addition, Ms. Bloch’s employment agreement provides for benefits if her employment is terminated under certain circumstances, as more fully described under “Executive Compensation — Potential Payments upon Termination or Change of Control.”

Efthymios, N. Deliargyris, MD

On April 9, 2020, we entered into an executive employment agreement with Dr. Deliargyris relating to his employment as our Chief Medical Officer. Under the terms of his employment agreement, Dr. Deliargyris receives a car allowance in the amount of $12,500 per year. Dr. Deliargyris’ employment agreement also provides for terms of benefits afforded to Dr. Deliargyris, including the ability to participate in various group insurance plans, reimbursement for reasonable business expenses, liability insurance, vacation time and bonuses. Dr. Deliargyris’ employment agreement term became effective on May 18, 2020 and had an initial term which expired on December 31, 2021 and automatically renewed for one year to December 31, 2022. Thereafter, Dr. Deliargyris’ employment shall automatically renew for additional terms of one year, unless the Company or Dr. Deliargyris provides written notice of non-renewal to the other party at least sixty (60) days prior to commencement of a Renewal Term.

In addition, Dr. Deliargyris’ employment agreement provides for benefits if his employment is terminated under certain circumstances, as more fully described under “Executive Compensation — Potential Payments upon Termination or Change of Control.”

Grants of Plan-Based Awards

The following table provides information regarding plan-based awards granted to our named executive officers in 2023:

Name	Grant date	Number of Shares of Underlying Common Stock (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)(1)
Phillip P. Chan, MD, PhD
RSUs(2)	07/07/2023	87,000	N/A	$307,110
Options(3)	07/07/2023	112,000	$3.53	$262,160
Options(4)	07/07/2023	48,000	$3.53	$112,354

Vincent J. Capponi, MS
RSUs(2)	07/07/2023	73,000	N/A	$257,690
Options(3)	07/07/2023	91,000	$3.53	$213,005
Options(4)	07/07/2023	42,000	$3.53	$98,310

Kathleen P. Bloch, CPA
RSUs(5)	09/18/2023	45,000	N/A	$89,100
Options(6)	03/31/2023	20,000	$3.37	$43,965
Options(7)	07/07/2023	20,000	$3.53	$46,814
Options(8)	09/18/2023	30,000	$1.98	$39,478

Efthymios N. Deliargyris, MD
RSUs(2)	7/7/2023	55,000	N/A	$194,150
Options(3)	7/7/2023	78,000	$3.53	$182,575
Options(4)	7/7/2023	40,000	$3.53	$93,628

(1)	The value of awards granted to our named executive officers is based upon the grant date fair value of awards calculated in accordance with ASC Topic 718. ASC 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables that accompany this Compensation Discussion and Analysis, even though recipients may never realize any value from their awards. ASC 718 also requires companies to recognize the compensation cost of their stock-based awards in their statements of operations over the period that the recipient of the award is required to render service in exchange for the award.

(2)	Vesting as to two-third of these restricted stock units shall occur on the first anniversary of the date of grant, and one-third on the second anniversary of the date of grant, subject to the grantee’s continued service as of each applicable vesting date. The grant date fair value represents the fair market value of the vested and unvested restricted stock units awarded on July 7, 2023.

(3)	Represents stock options granted pursuant to the Company’s 2014 Long-Term Incentive Plan, which will vest as to one-half on the first anniversary of the date of grant, one-fourth on the second anniversary of the date of grant and one-fourth on the third anniversary of the date of grant, subject to the executive officer’s continued service with the Company as of the applicable vesting date. See “Compensation Discussion and Analysis — Equity Compensation “and approval of the Amended and Restated 2014 Long-Term Incentive Plan.

(4)	Represents stock options granted pursuant to the Company’s 2014 Long-Term Incentive Plan, which will vest upon one-half on the first anniversary of the date of grant and one-half on the second anniversary of the date of grant, subject to the executive officer’s continued service with the Company as of the applicable vesting date. See “Compensation Discussion and Analysis — Equity Compensation” and approval of the Amended and Restated 2014 Long-Term Incentive Plan.

(5)	25,000 restricted stock units vested immediately on the date of grant, 10,000 units vesting on the first anniversary of the date of grant and remaining 10,000 units vesting on the second anniversary of the date of grant, subject to the grantee’s continued service as of each applicable vesting date. The grant date fair value represents the fair market value of the vested and unvested restricted stock units awarded on September 18, 2023.

(6)	Represents stock options granted pursuant to the Company’s 2014 Long-Term Incentive Plan, which vested in full immediately on the date of grant, subject to the executive officer’s continued service with the Company as of the applicable vesting date. See “Compensation Discussion and Analysis — Equity Compensation.”

(7)	Represents stock options granted pursuant to the Company’s 2014 Long-Term Incentive Plan, which will vest in full immediately on the first anniversary of date of grant, subject to the executive officer’s continued service with the Company as of the applicable vesting date. See “Compensation Discussion and Analysis — Equity Compensation.”

(8)	Represents stock options granted pursuant to the Company’s 2014 Long-Term Incentive Plan, which will vest as to one-third on the date of grant, one-third on the first anniversary of date of grant, and one-third on the second anniversary of date of grant, subject to the executive officer’s continued service with the Company as of the applicable vesting date. See “Compensation Discussion and Analysis — Equity Compensation.”

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the equity awards we have made to our named executive officers that have not been exercised and remained outstanding as of December 31, 2023.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Equity incentive plan awards: number of securities underlying unexercised unearned options	Option Exercise Price	Option Expiration	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested
Name	Exercisable	(#)	($)	Date	(#)(1)	($)(2)
Phillip P. Chan, MD, PhD	66,500		4.875	3/28/2024
	7,000		8.070	4/8/2025
	77,600		4.690	6/7/2026
	95,200		5.600	2/24/2027
	70,650		7.900	3/15/2028
	80,000		7.330	7/22/2029
	80,000		6.030	2/28/2030
	72,000	24,000	8.990	4/12/2031
	53,000	53,000	1.950	8/10/2032
		240,000	1.950	8/10/2032
		112,000	3.530	7/07/2033
		48,000	3.530	7/07/2033
					329,334	$365,561
Vincent J. Capponi, MS	62,700		4.875	3/28/2024
	6,600		8.070	4/8/2025
	73,200		4.690	6/7/2026
	89,250		5.600	2/24/2027
	66,210		7.900	3/15/2028
	68,000		7.330	7/22/2029
	68,000		6.030	2/28/2030
	58,650	19,950	8.990	4/12/2031
	43,000	43,000	1.950	8/10/2032
		250,000	1.950	8/10/2032
		91,000	3.530	7/07/2033
		42,000	3.530	7/07/2033
					303,001	$336,331
Kathleen P. Bloch, CPA	53,200		4.875	3/28/2024
	5,600		8.070	4/8/2025
	47,793		5.600	2/24/2027
	56,100		7.900	3/15/2028
	60,000		7.330	7/22/2029
	60,000		6.030	2/28/2030
	51,750	17,250	8.990	4/12/2031
	37,500	37,500	1.950	8/10/2032
		215,000	1.950	8/10/2032
	20,000		3.370	3/31/2033
		20,000	3.530	7/07/2033
	10,000	20,000	1.980	9/18/2033
					220,001	$244,201
Efthymios N. Deliargyris, MD	85,500		6.590	4/09/2030
	47,437	15,813	8.990	4/12/2031
	37,000	37,000	1.950	8/10/2032
		300,000	1.950	8/10/2032
		78,000	3.530	7/07/2033
		40,000	3.530	7/07/2033
					267,334	$296,741

(1)	Amount includes (i) restricted stock units held by each of the named executive officers that will vest upon a “Change in Control” of the Company, as defined in the Company’s 2014 Long-Term Incentive Plan and (ii) the unvested portion of restricted stock units awarded on April 9, 2020, August 10, 2022, July 7, 2023, and September 18, 2023.

(2)	Based on the $1.11 per share closing price of our Common Stock on December 31, 2023, as reported by Nasdaq.

Option Exercises and Stock Vested

The following table provides information regarding options that were exercised by our named executive officers and stock awards held by our named executive officers that vested, in each case, during 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Phillip P. Chan, MD, PhD	30,500	$17,995	50,334	$158,419
Vincent J. Capponi, MS	10,000	$5,400	43,739	$137,623
Kathleen P. Bloch, CPA	—	—	59,984	$159,542
Efthymios N. Deliargyris, MD	—	—	30,667	$96,095

(1)	Based upon the closing price of our Common Stock at the vesting date, as reported on Nasdaq.

Potential Payments upon Termination or Change of Control

In this section, we describe payments that may be made to our named executive officers upon several events of termination of employment, including termination in connection with a change of control.

Employment Agreements

Termination Following a Change of Control. The existing employment agreements with Dr. Chan, Mr. Capponi, Ms. Bloch, and Dr. Deliargyris provide for benefits upon specified termination of employment events within twelve (12) months of a change of control and upon termination of employment events at any time for reasons unrelated to a change of control. Under the employment agreements, a “Change of Control” occurs if:

•	one person acquires more ownership of more than 50% of the total fair market value or total voting power of the stock;

•	a majority of the members of the Board are replaced during any twelve (12)-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

•	in the event of the sale of all or substantially all of our assets.

Upon the termination of a named executive officer’s employment within twelve (12) months following a Change of Control either without Cause (as defined in the applicable executive officer’s employment agreement) or for “Good Reason” by the named executive officer, the named executive officer will receive, following execution of a release:

•	the Accrued Obligations (as defined in the applicable executive officer’s employment agreement);

•	a lump sum payment equal to eighteen (18) months’ base salary with respect Dr. Chan, Mr. Capponi, and Ms. Bloch and a lump sum payment equal to twelve (12) months’ base salary with respect to Dr. Deliargyris; and

•	full payment of COBRA premiums for the earlier of twelve (12) months or until the named executive officer becomes eligible to participate in another employer’s group health plan; and

•	any Bonus (as defined in the applicable executive officer’s employment agreement) or Target Bonus (as defined in the applicable executive officer’s employment agreement) due for the calendar year of such termination, pro-rated based on the number of days the named executive officer was actively employed by the Company during such year.

In addition, any and all stock options and or restricted stock units or other equity or equity-based awards will vest upon a “Change of Control” as defined in the employment agreements, including for the avoidance of doubt, any restricted stock units which vest under their terms only upon a Change of Control as defined in the Company’s 2014 Long Term Incentive Plan.

Definition of Good Reason. Under the employment agreements, “Good Reason” means the occurrence of any of the following events, without the named executive officer’s consent:

•	a material reduction in the named executive officer’s base salary;

•	a relocation of the named executive officer’s principal place of employment by more than 30 miles, if it results in a longer commute for the named executive officer;

•	any material breach by the Company of any material provision of the named executive officer’s employment agreement; or

•	a material, adverse change in the named executive officer’s duties or responsibilities.

Termination Without Cause or for Good Reason, or as a result of Death or Disability. Upon the termination of a named executive officer without Cause, upon the voluntary termination by the named executive officer for Good Reason, or as a result of death or Disability (as defined in the applicable executive officer’s employment agreement), the named executive officer is entitled to receive, following execution of a release:

•	The Accrued Obligations (as defined in the applicable executive officer’s employment agreement);

•	an amount equal to (i) with respect to Dr. Chan, twelve (12) months of base salary, (ii) with respect to Mr. Capponi, fifteen (15) months of base salary and, (iii) with respect to Dr. Deliargyris, six (6) months of base salary plus three (3) weeks’ base salary for every full year of service to the Company, payable in accordance with our regular payroll practices;

•	full payment of COBRA premiums for the earlier of twelve (12) months or until the named executive officer becomes eligible to participate in another employer’s group health plan; and

•	with respect to Dr. Chan, Mr. Capponi, and Dr. Deliargyris any Target Bonus (as defined in the applicable executive officer’s employment agreement) due for the calendar year of such termination, pro-rated based on the number of days the named executive officer was actively employed by the Company during such year.

In addition, any and all stock options and or restricted stock units or other equity or equity-based awards (excluding any such restricted stock units that vest only upon a “Change in Control” as defined in the employment agreements) shall become fully vested and exercisable on the termination date.

Termination for Cause or Expiration of the Employment Agreement. If a named executive officer is terminated for Cause, or if a named executive officer’s employment agreement expires, the named executive would be entitled to any accrued but unpaid base salary, and any accrued but unused vacation, reimbursement for unreimbursed business expenses properly incurred through the termination date by the named executive officer, and any employee benefits to which the named executive officer may be entitled as of the date of termination.

Table of Benefits upon Termination Events

The following tables show potential payments to each of our named executive officers upon termination of employment, including without limitation a change of control, assuming a December 31, 2023 termination date. In connection with the amounts shown in the tables below:

•	Amounts shown under Stock Options and Restricted Stock Units reflect the value of the option and restricted stock unit as to which vesting will be accelerated upon the occurrence of the termination event and are equal to the product of the number of shares underlying each option multiplied by the difference between the exercise price of each option and the $1.11 per share closing price of our Common Stock on December 31, 2023 as reported on Nasdaq.

•	Amounts shown under Health and Welfare benefits assume COBRA premiums will be paid for a period of twelve (12) months following each applicable termination event.

Phillip P. Chan, MD, PhD

Payment Type	Termination following Change of Control	Termination Without Cause or Voluntary Termination for Good Reason	Termination for Cause or Expiration of Employment Agreement	Death or Disability
Severance payment	$724,277	$482,851	—	$482,851
Health and Welfare Benefits	—	—	—	—
Stock Options	—	—	—	—
Restricted Stock Units	$365,561	$125,801	—	$125,801
Excise Tax and Gross-Ups	—	—	—	—
TOTAL	$1,089,838	$608,652	—	$608,652

Vincent J. Capponi, MS

Payment Type	Termination following Change of Control	Termination Without Cause or Voluntary Termination for Good Reason	Termination for Cause or Expiration of Employment Agreement	Death or Disability
Severance payment	$636,000	$530,000	—	$530,000
Health and Welfare Benefits	$17,666	$17,666	—	$17,666
Stock Options	—	—	—	—
Restricted Stock Units	$336,331	$106,561	—	$106,561
Excise Tax and Gross-Ups	—	—	—	—
TOTAL	$989,997	$654,227	—	$654,227

Kathleen P. Bloch, MBA, CPA

Payment Type	Termination following Change of Control	Termination Without Cause or Voluntary Termination for Good Reason		Termination for Cause or Expiration of Employment Agreement	Death or Disability
Severance payment	$637,500		$—	—		—
Health and Welfare Benefits	$13,539		$13,539	—		$13,539
Stock Options	—		—	—		—
Restricted Stock Units	$244,201	$		—	$
Excise Tax and Gross-Ups	—		—	—		—
TOTAL	$895,240		$13,539	—		$13,539

Efthymios N. Deliargyris, MD

Payment Type	Termination following Change of Control	Termination Without Cause or Voluntary Termination for Good Reason	Termination for Cause or Expiration of Employment Agreement	Death or Disability
Severance payment	$408,100	$274,683	—	$274,683
Health and Welfare Benefits	$18,789	$18,789	—	$18,789
Stock Options	—	—	—	—
Restricted Stock Units	$296,741	$102,491	—	$102,491
Excise Tax and Gross-Ups	—	—	—	—
TOTAL	$723,630	$395,963	—	$395,963

Equity Compensation Plan Information

As of December 31, 2023

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	10,214,537	$4.47	647,260
Equity compensation plans not approved by security holders	333,637	$5.01	320,077
Warrants	2,706,561	$2.00
Total	13,254,735		967,337

AUDIT COMMITTEE REPORT

The Audit Committee of the Board oversees CytoSorbents Corporation’s financial reporting process on behalf of the Board. Management is responsible for CytoSorbents Corporation’s disclosure controls and procedures and financial reporting process, including its system of internal control over financial reporting, and for preparing CytoSorbents Corporation’s financial statements in accordance with accounting principles generally accepted in the United States. CytoSorbents Corporation’s independent registered public accounting firm are responsible for auditing those financial statements and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm. The Committee operates under a written charter adopted by the Board, a copy of which is available on CytoSorbents Corporation’s website at www.cytosorbents.com.

The Audit Committee has met and held discussions with management and the independent registered public accounting firm, both separately and together. Management has represented to the Audit Committee that CytoSorbents Corporation’s audited financial statements for 2023 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from CytoSorbents Corporation and its management, including the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning the independent auditor’s independence. Finally, the Audit Committee has discussed with CytoSorbents Corporation’s independent registered public accounting firm the overall scope and plans for their audits, the results of their examinations, their evaluations and assessment of CytoSorbents Corporation’s internal control over financial reporting and the overall quality of CytoSorbents Corporation’s financial reporting.

In its oversight function, the Audit Committee relies on the representations of management and the independent registered public accounting firm and thus does not have an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal control over financial reporting, that CytoSorbents Corporation’s financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of CytoSorbents Corporation’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States, or that the independent registered public accounting firm are in fact “independent.”

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm as described above and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board that CytoSorbents Corporation’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

Submitted by:

The Audit Committee of the Board of Directors

Alan D. Sobel, CPA, Chairman

Michael G. Bator

Edward R. Jones, MD, MBA

AUDIT AND OTHER FEES

The following table summarizes the aggregate fees billed for professional services rendered to us by WithumSmith+Brown, PC, our independent registered public accounting firm, in fiscal years 2023 and 2022. A description of these fees and services follows the table.

	2023	2022
Audit Fees(1)	$260,000	$189,384
Audit Related Fees(2)	72,040	38,193
Tax Fees(3)	19,760	16,120
All Other Fees	—	—
Total	$351,800	$243,697

(1)	Fees for audit services in 2023 and 2022 consisted of fees associated with the annual audit and the reviews of CytoSorbents Corporation’s quarterly reports on Form 10-Q along with fees associated with SEC and accounting regulations and compliance consulting.

(2)	Fees for audit-related services in 2023 and 2022 are associated with SEC registration and other filings and certain attestations in connection with Company financings and agreements.

(3)	Tax fees for 2023 and 2022 were as a result of services associated with the filing of the Company’s Federal and State tax returns and other tax services.

The Audit Committee has considered whether the provision of these services by WithumSmith+Brown, PC is compatible with maintaining the independence of WithumSmith+Brown, PC. Beginning with 2015, in accordance with the Audit Committee’s pre-approval policies and procedures described below, all fees and services have been and will be pre-approved by the Audit Committee. The Audit Committee did not rely on the waiver of pre-approval procedures permitted with respect to de minimis non-audit services under the applicable rules of the SEC for its approval of any of the services provided by WithumSmith+Brown, PC in 2023 and 2022.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the pre-approval of all audit and non-audit services to be provided by our independent registered public accounting firm. Under these policies and procedures, the Audit Committee approves in advance the provision of services and fees for such services that are specifically identified in the independent registered public accounting firm’s annual engagement letter for the audits and reviews, in management’s annual budget relating to services to be provided by the independent auditors and any amendments to the annual budget reflecting additional services to be provided by or higher fees of the independent registered public accounting firm. All other services to be provided by the independent registered public accounting firm are pre-approved by the Audit Committee as they arise. The Chairman of the Audit Committee has been delegated authority to pre-approve services in accordance with these policies and procedures. The Chairman is to report any such approval of services to the Audit Committee at its next meeting. The Audit Committee considers, among other things, whether the provision of such audit or non-audit services is consistent with applicable regulations regarding maintaining auditor independence, whether the provision of such services would impair the independent registered public accounting firm’ independence and whether the independent registered public accounting firm are best positioned to provide the most effective and efficient service.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

All of our directors and officers complete a Directors and Officers questionnaire in the first calendar quarter of each year, in which they are asked to disclose family relationships and other related party transactions. Our Audit Committee must review and approve or ratify all related party transactions, as defined in Item 404 of Regulation S-K promulgated under the Securities Act of 1933. In examining related party transactions, our Audit Committee considers whether any of our directors, officers, holders of more than five percent (5%) of our voting stock, or any immediate family members of the foregoing persons and any other persons whom the Audit Committee determines to be related parties, have a conflict of interest where an individual may have a private interest which interferes with or appears to interfere with our interests. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable to us than terms generally available to us from an unaffiliated third-party under the same or similar circumstances, and the extent of the related party’s interest in the transaction.

See “Executive Compensation” and “Director Compensation” above for a discussion of director compensation, executive compensation and our named executive officers’ employment agreements.

STOCKHOLDER PROPOSALS AND NOMINATION OF DIRECTOR CANDIDATES

Any stockholder proposal submitted to us pursuant to SEC Rule 14a-8 under the Exchange Act for inclusion in the proxy statement and proxy relating to our 2024 Annual Meeting must have been received by us no later than the close of business on December 23, 2023. No stockholder proposals were received for the 2024 Annual Meeting.

Any stockholder who wishes to propose any business to be considered by the stockholders at the 2025 annual meeting, other than a proposal for inclusion in the proxy statement pursuant to SEC regulations, or who wants to nominate a person for election to our Board at that meeting, must provide a written notice that sets forth the specified information described in our bylaws concerning the proposed business or nominee. The notice must be delivered to the Secretary at our principal executive offices, at the address set forth on the first page of this Proxy Statement, between February 6, 2025 and March 8, 2025. In the event that the annual meeting is advanced by more than thirty (30) days, or delayed (other than as a result of adjournment) by more than thirty (30) days from the anniversary of the previous year’s annual meeting, notice by the stockholder to be timely must be received not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement of the date of such meeting is first made. Stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees under SEC Rule 14a-19 must comply with the applicable provisions of our Bylaws, as well as complying with the additional requirements of SEC Rule 14a-19, including SEC Rule 14a-19(b).

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. Under this process, stockholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notice for all stockholders having that address. The Notice for each stockholder will include that stockholder’s unique control number needed to vote his or her shares.

If you would like to receive a separate Notice, please contact our investor relations department at our offices located at 305 College Road East, Princeton, New Jersey 08540; telephone (732) 329-8885.

For those stockholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those stockholders notifies us, in the same manner described above, that they wish to receive a printed copy for each stockholder at that address.

If you are a beneficial owner, you can request information about householding from your broker, bank or nominee.

OTHER MATTERS

The Board does not know of any matters to be presented at the virtual Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders that accompanies this proxy statement. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.

To the extent that information contained in this proxy statement is within the knowledge of persons other than our management, we have relied on such persons for the accuracy and completeness thereof.

This proxy statement and our annual report on Form 10-K are available at www.proxyvote.com. Alternatively, upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, we will mail, at no charge to the stockholder, a copy of our annual report on Form 10-K, including the financial statements and schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act, for CytoSorbents Corporation’s most recent fiscal year. Requests from beneficial owners of our voting securities must set forth a good faith representation that, as of the Record Date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to:

Effie Perdikis, Executive Assistant

CytoSorbents Corporation

305 College Road East

Princeton, New Jersey 08540

If you would like us to send you a copy of the exhibits listed on the exhibit index of the annual report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.

The Annual Meeting will be a virtual meeting and you may attend by going to www.virtalshareholdermeeting.com/CTSO2024 at the time of the meeting, and you will be able to vote your shares during the meeting. To vote, you will need the 16-digit control number included on your proxy card, voter instruction card or Notice. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy or voting instructions in advance so that your vote will be counted if you later decide not to attend the Annual Meeting. Also, the Notice and the proxy card contain instructions for record holders who want to vote their shares via the Internet. If you have requested the proxy materials to be sent to you by mail, for your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,

/s/ Kathleen P. Bloch
Kathleen P. Bloch, CPA
Chief Financial Officer and Secretary

Dated: April 19, 2024

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V41808-P09574 For Against Abstain ! ! ! For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! CYTOSORBENTS CORPORATION C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 YOUR VOTE IS IMPORTANT VOTE TODAY IN ONE OF THREE WAYS VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 5, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CTSO2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 5, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. You may vote by Internet 24 hours a day, 7 days a week. Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy car SCAN TO VIEW MATERIALS & VOTEw 1b. Michael G. Bator, MBA 1a. Phillip P. Chan, MD, PhD 1e. Jiny Kim, MBA 1c. Edward R. Jones, MD, MBA 1d. Alan D. Sobel, CPA CYTOSORBENTS CORPORATION THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS: 1. To elect the following nominees to serve as directors: Nominees: 2. To approve, on an advisory basis, the compensation of the Company's named executive officers, disclosed pursuant to Item 402 of Regulation S-K. 4. To ratify the appointment of WithumSmith+Brown, PC as CytoSorbents Corporation's independent auditors to audit CytoSorbents Corporation's financial statements for the fiscal year ending December 31, 2024. 3. To approve the amendment and restatement of the Company's 2014 Long-Term Incentive Plan (the “2014 Long-Term Incentive Plan,” or “Plan”). Please sign and return this Proxy Card so that the shares can be represented at the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you vote by ballot, such vote will supersede this proxy. 5. To conduct such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

V41809-P09574 PLEASE RETURN THIS CARD PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE OR OTHERWISE TO CYTOSORBENTS CORPORATION, C/O BROADRIDGE, 51 MERCEDES WAY, EDGEWOOD, NY 11717, SO THAT THE SHARES CAN BE REPRESENTED AT THE MEETING. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report of CytoSorbents Corporation are available at: www.proxyvote.com. DETACH HERE CytoSorbents Corporation COMMON STOCK PROXY CARD This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on June 6, 2024. YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD. PROXY The undersigned, revoking all prior proxies, hereby appoints Dr. Phillip P. Chan and Vincent J. Capponi, and each of them, with full power of substitution, proxies to appear on behalf of the undersigned and to vote all shares of Common Stock of the undersigned at the Annual Meeting of Stockholders to be held via live webcast at www.virtualshareholdermeeting.com/CTSO2024, on Thursday, June 6, 2024 at 10:00 a.m., Eastern time, and at any adjournments thereof, subject to any directions indicated on the reverse side of this card, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 19, 2024, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments or postponements thereof. If this Proxy is properly executed and returned, and not revoked, the shares it represents will be voted at the meeting in accordance with the choices specified on this proxy card. If no choice is specified, the shares will be voted by the proxies FOR the election of the nominees listed in Proposal 1 to serve as directors on the Board of Directors, FOR Proposal 2 to approve, on an advisory basis, the compensation of the Company's named Executive Officers, disclosed pursuant to Item 402 of Regulation S-K, FOR Proposal 3 to approve the amendment and restatement of the Company's 2014 Long-Term Incentive Plan (the “2014 Long-Term Incentive Plan,” or “Plan”), and FOR Proposal 4 to ratify the appointment of WithumSmith+Brown, PC as CytoSorbents Corporation's independent auditors to audit CytoSorbents Corporation's financial statements for the fiscal year ending December 31, 2024, and at their discretion on any matter that may properly come before the meeting or any adjournments or postponements thereof. CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE SEE REVERSE SIDE